Filed Pursuant to Rule 424(b)(2)
Registration No. 333-178960

The information in this Preliminary Product Supplement is not complete and may be changed. We may not sell these Securities, until the Product Supplement, Pricing Supplement and the Base Prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Securities, and we are not soliciting offers to buy these Securities, in any State where the offer or sale is not permitted.

Subject to Completion PRELIMINARY PRODUCT SUPPLEMENT (To Prospectus dated January 11, 2012)

UBS AG FI Enhanced ETN

UBS AG from time to time may offer and sell separate series of UBS AG FI Enhanced ETN (which we refer to as the “Securities”), linked to an underlying index (the “Index”). The Securities will be senior unsecured debt securities issued by UBS AG (UBS). The Securities are designed to provide a two times leveraged long exposure to the performance of the Index compounded on a quarterly basis, reduced by the Accrued Fees (as described below). Because the Securities will be two times leveraged with respect to the Index, the Securities may benefit from two times any positive, but will be exposed to two times any negative, performance of the Index. The return on the Securities, however, can, and most likely will, differ significantly from two times the return on a direct investment in the Index. The Securities are very sensitive to changes in the performance of the Index, and returns on the Securities may be negatively impacted in complex ways by volatility of the Index on a quarterly basis.

The Securities should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking quarterly compounding leveraged investment results. Investors should actively and frequently monitor their investment in the Securities.

Any payment at maturity, early redemption, acceleration or upon exercise by UBS of its call right will be subject to the creditworthiness of UBS. In addition, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities. Investing in the Securities involves significant risks. You may lose some or all of your initial investment at maturity, early redemption, acceleration or upon exercise by UBS of its call right if the quarterly compounded leveraged return of the Index (calculated as described herein) is not sufficient to offset the negative effect of the Accrued Fees and the Redemption Fee, and/or the Loss Rebalancing Fees, if applicable. You will not receive any interest payments or coupon payments during the term of the Securities.

This product supplement describes some of the general terms that may apply to any series of the Securities and the general manner in which they may be offered. The specific terms of any series of Securities that we may offer, including the name and sponsor of the Index, and the specific manner in which such series of Securities may be offered, will be described in an applicable pricing supplement to this product supplement (a “pricing supplement”). If there is any inconsistency between the terms described in the applicable pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will be controlling. The general terms of the Securities are described in this product supplement and, unless otherwise specified in the applicable pricing supplement, include the following:

Issuer:	UBS AG (London Branch)

Term:	10 years, subject to your right to receive payment for your Securities upon redemption, acceleration upon minimum indicative value or exercise by UBS of its call right, each as described below.

Denomination/Principal Amount:	$100.00 per Security

Underlying Index:	The return on the Securities will be linked to the performance of the relevant Index, which will be identified in the applicable pricing supplement. The Index will be an index of equity or other securities, as further described in the applicable pricing supplement.

Payment at Maturity:	For each Security, unless earlier redeemed, called or accelerated, you will receive at maturity a cash payment equal to (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Trading Day in the applicable Measurement Period, minus (b) the Accrued Fees as of such last Trading Day. If the amount so calculated is less than zero, the payment at maturity will be zero.

Current Principal Amount:	For the period from the Initial Trade Date specified in the applicable pricing supplement to the applicable initial Quarterly Valuation Date (such period, the “Initial Calendar Quarter”), the Current Principal Amount will equal $100.00 per Security of any series. For each subsequent calendar quarter, the Current Principal Amount for each Security of that series will be reset as follows on the Quarterly Reset Date:

New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Quarterly Valuation Date – Accrued Fees on the applicable Quarterly Valuation Date

If any series of the Securities undergoes a split or reverse split, the Current Principal Amount of that series will be adjusted accordingly.

Index Factor:	1 + (2 × Index Performance Ratio)

See “Risk Factors” beginning on page S-20 for additional risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this preliminary product supplement (“product supplement”) or the accompanying prospectus. Any representation to the contrary is a criminal offense.

UBS Investment Bank Product Supplement dated June 6, 2014	(cover continued on next page)

Index Performance Ratio:	On any Quarterly Valuation Date, any Redemption Valuation Date, or as of the last Trading Day in the applicable Measurement Period, as applicable:

Index Valuation Level — Quarterly Initial Closing Level

Quarterly Initial Closing Level

Accrued Fees:	As of any date of determination for any series of Securities, the sum of (i) the Accrued Tracking Fee (as defined herein) as of such date and (ii) the Accrued Financing Charge (as defined herein) as of such date.

No Interest or Coupon Payments:	You will not receive any interest payments or coupon payments during the term of the Securities.

Early Redemption:	Subject to the minimum redemption amount of 12,500 Securities of the affected series and your compliance with the procedures described under “General Terms of the Securities — Early Redemption at the Option of the Holders”, you may elect to require UBS to redeem your Securities. Pursuant to your request, we will redeem your Securities between the first and the final Redemption Dates specified in the applicable pricing supplement.

Redemption Amount:	Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to:

(1)	for a Regular Redemption, (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the applicable Redemption Valuation Date, minus (b) the Accrued Fees as of such Redemption Valuation Date, minus (c) the Redemption Fee; and

(2)	for a Large Redemption, (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Trading Day in the applicable Measurement Period, minus (b) the Accrued Fees as of such last Trading Day, minus (c) the Redemption Fee.

Regular Redemption:	An early redemption of Securities of a given series in an amount greater than or equal to the minimum redemption amount of 12,500 Securities but less than the large redemption amount of 2,000,000 Securities.

Large Redemption:	An early redemption of Securities of a given series in an amount equal to or greater than 2,000,000 Securities. For purposes of determining whether an early redemption is a Regular Redemption or a Large Redemption, UBS will aggregate all redemption requests received prior to 12:00 noon (New York City time) on a given Trading Day.

Redemption Fee:	As of any date of determination for a series of Securities, an amount per Security equal to the product of (a) 0.125%, (b) the Current Principal Amount and (c) the Index Factor as of the applicable Redemption Valuation Date for Regular Redemptions and as of the last Trading Day in the applicable Measurement Period for a Large Redemptions, as applicable.

UBS Call Right:	On any Trading Day specified in the applicable pricing supplement through and including the Calculation Date specified in the applicable pricing supplement (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities of any series. To exercise its call right, UBS must provide notice to the holders of the Securities of that series not less than eighteen calendar days prior to the Call Settlement Date. Upon early redemption in the event UBS exercises this right, holders of that series of Securities will receive per Security the Call Settlement Amount, which will be paid on the Call Settlement Date. If the amount so calculated is less than zero, the payment to holders of that series of Securities upon exercise of the call right will be zero.

Call Settlement Amount:	In the event UBS exercises its call right with respect to any series of the Securities, you will receive per Security a cash payment on the relevant Call Settlement Date equal to (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Trading Day in the applicable Measurement Period, minus (b) the Accrued Fees as of such last Trading Day.

Acceleration upon Minimum Indicative Value:	If, at any time, the indicative value for any series of the Securities on any Trading Day equals the Floor Level or less (such day, an “Acceleration Date”), all issued and outstanding Securities of that series will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value of that series would later exceed the Floor Level on such Acceleration Date or any subsequent Trading Day during the applicable Measurement Period) for a cash payment equal to the Acceleration Amount. The “Acceleration Amount” will equal (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Trading Day of the applicable Measurement Period, minus (b) the Accrued Fees as of such last Trading Day. If the minimum indicative value threshold of any series of Securities has been breached, holders of that series of Securities will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of their investment in that series of the Securities. The “Acceleration Settlement Date” will be the third Trading Day following the last Trading Day of the applicable Measurement Period.

Floor Level:	The “Floor Level” of any series of the Securities will be specified in the applicable pricing supplement. If any series of the Securities undergoes a split or reverse split, the Floor Level of that series will be adjusted accordingly.

Indicative Value:

The “indicative value” for any series of Securities at a given time and date is equal to (i) the Current Principal Amount multiplied by the Index Factor calculated using the intraday indicative value of the relevant Index as of such time as the Index Valuation Level, minus (ii) the Accrued Fees as of such time and date, assuming such time

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and date is the Redemption Valuation Date. The indicative value for any series of the Securities on any Trading Day will be published under a Bloomberg ticker symbol specified in the applicable pricing supplement. The indicative value for any series of Securities is not the same as the closing price or any other trading price of such Securities in the secondary market. The trading price of any series of Securities at any time may vary significantly from the indicative value at such time.

Loss Rebalancing Event:	A “Loss Rebalancing Event” occurs if, at any time, the closing indicative value for any series of the Securities on any Trading Day decreases 40% in value from the closing indicative value of that series of the Securities on the previous Quarterly Valuation Date. A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0. Each time a Loss Rebalancing Event occurs, you will incur a Loss Rebalancing Fee.

Quarterly Initial Closing Level:	The Quarterly Initial Closing Level for the Initial Calendar Quarter will be specified in the applicable pricing supplement and will be the Index Closing Level on the applicable Initial Trade Date. For each subsequent calendar quarter, the Quarterly Initial Closing Level on the Quarterly Reset Date will equal the Index Closing Level on the Quarterly Valuation Date for the previous calendar quarter.

Index Valuation Level:	As determined by the Calculation Agent, the arithmetic mean of the Index Closing Levels measured on each Trading Day during the applicable Measurement Period, or the Index Closing Level on any Quarterly Valuation Date or any Redemption Valuation Date, provided that:

(1)	for Regular Redemptions, if the Redemption Valuation Date falls in a Final Measurement Period, Call Measurement Period, or Acceleration Measurement Period, for the purposes of calculating the Index Performance Ratio as of the Redemption Valuation Date, the Index Valuation Level on the Redemption Valuation Date during such Measurement Period shall equal (a) (i) for each elapsed Trading Day in the Measurement Period from and including the Call Valuation Date, Acceleration Date or Calculation Date, as applicable, to but excluding the Redemption Valuation Date (the “Applicable Date”), the sum of the Index Closing Levels on such Trading Day(s) plus (ii) the Index Closing Level on the Applicable Date times the number of remaining Trading Days in the Measurement Period from and including the Applicable Date divided by (b) the number of Trading Days in the Measurement Period.

(2)	For a Large Redemption, if the Redemption Valuation Date occurs during an Acceleration Measurement Period, Call Measurement Period, or Final Measurement Period, the Redemption Amount shall equal the Acceleration Amount, Call Settlement or payment at maturity, as applicable.

Index Closing Level:	For any series of the Securities, the closing level of the relevant Index published by the Index Sponsor specified in the applicable pricing supplement.

Calculation Agent:	UBS Securities LLC

Listing:	We intend to list each series of the Securities on NYSE Arca. There can be no assurance that an active secondary market will develop; if it does, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Additional Key Terms:	See “Product Supplement Summary — Additional Key Terms — Fees” on page S-7.

The applicable pricing supplement will describe the specific terms of the Securities, including any changes to the terms specified in this product supplement.

We may use this product supplement and the accompanying prospectus in the initial sale of the Securities. In addition, UBS Securities LLC or another of our affiliates may use this product supplement and the accompanying prospectus in market-making transactions in any Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this product supplement and the accompanying prospectus are being used in a market-making transaction.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

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The UBS AG FI Enhanced ETN being offered as described in this product supplement, the applicable pricing supplement and the accompanying prospectus will constitute one offering in a series of offerings of UBS exchange traded notes. We are offering and may continue to offer from time to time UBS linked to different underlying indices, which may have the same or different terms and conditions relative to those set forth in this product supplement and the accompanying pricing supplement.

This product supplement contains the general financial and other terms that apply to the series of Securities that will be offered pursuant to the applicable pricing supplement. Terms that apply generally to all our Medium-Term Notes, Series A, are described under “Description of Debt Securities We May Offer” in the accompanying prospectus. Each series of Securities offered by this product supplement, the accompanying prospectus and the applicable pricing supplement are part of our Medium-Term Notes, Series A. The terms described here (i.e., in this product supplement) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The contents of any website referred to in this product supplement are not incorporated by reference in this product supplement or the accompanying prospectus.

You may access the accompanying prospectus dated January  11, 2012 at:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

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Product Supplement Summary

The following is a summary of terms that will apply generally to the Securities, as well as a discussion of factors you should consider before purchasing the Securities. In connection with an offering of any series of Securities, UBS AG will prepare a pricing supplement that, in addition to the identity of the relevant Index and any changes to the general terms specified below, will also include the specific pricing terms for that issuance. Any pricing supplement should be read in connection with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities”, we mean the UBS AG FI Enhanced ETN. Also, references to the “accompanying prospectus” mean the accompanying prospectus of UBS, titled “Debt Securities and Warrants”, dated January 11, 2012. References to the “applicable pricing supplement” mean the pricing supplement that describes the specific terms of your Securities unless the context otherwise requires.

What are the Securities?

The Securities are senior unsecured debt securities issued by UBS that provide a quarterly compounded two times leveraged long exposure to the performance of the relevant Index. The name of the relevant Index will be specified in the applicable pricing supplement. The relevant Index will be an index of equity or other securities. We refer to the companies issuing such securities as the “Index Constituents” and the securities constituting the relevant Index as the “Index Constituent Securities”.

The Securities seek to approximate the quarterly returns that might be available to investors through a leveraged “long” investment in the Index Constituent Securities. A leveraged “long” investment strategy involves the practice of borrowing money from a third party lender at an agreed-upon rate of interest and using the borrowed money together with investor capital to purchase assets (e.g., the Index Constituent Securities). A leveraged “long” investment strategy terminates with the sale of the underlying assets and repayment of the third party lender, provided that the proceeds of the sale of underlying assets are sufficient to repay the loan. By implementing a leveraged strategy, the leveraged investor seeks to benefit from an anticipated increase in the value of the assets between the purchase and sale of such assets, and assumes that the increase in value of the underlying assets will exceed the cumulative interest due to the third party lender over the term of the loan. In order to seek to replicate a leveraged “long” investment strategy in the Index Constituent Securities, the Securities provide that each $100 invested by investors on the Initial Trade Date is leveraged through a notional loan of $100 on the Initial Trade Date. Investors are thus considered to have notionally borrowed $100, which, together with the $100 invested, represents a notional investment of $200 in the Index Constituent Securities on the Initial Trade Date. During the term of your Securities, the leveraged portion of the notional investment, which will be equal to the Current Principal Amount, accrues financing charges for the benefit of UBS referred to as the “Accrued Financing Charge”, which seeks to represent the quarterly amount of interest that leveraged investors might incur if they sought to borrow funds at a similar rate from a third-party lender. Upon maturity, early redemption, acceleration or upon exercise by UBS of its call right, the investment in the Index Constituent Securities is notionally sold at the then-current values of the Index Constituent Securities, and the investor then notionally repays UBS an amount equal to the principal of the notional loan plus accrued interest. In order to mitigate the risk to UBS that the value of the Index Constituent Securities is not sufficient to repay the principal and Accrued Financing Charge of the notional loan, an automatic early termination of or Loss Rebalancing Event with respect to the Securities is provided for under the “Acceleration upon Minimum Indicative Value” and “Loss Rebalancing Event Upon Large Decreases in the Indicative Value” provisions hereunder.

Any depreciation of the Index will reduce your payment at maturity, and you could lose your entire investment. You will not receive any interest payments or coupon payments during the term of the Securities.

The Securities do not guarantee any return of your initial investment at, or prior to, maturity, early redemption, acceleration, or upon exercise by UBS of its call right. Instead, at maturity, you will receive a cash payment per Security based on the performance of the Index equal to (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Trading Day in the Final Measurement Period, minus (b) the Accrued Fees as of such last Trading Day. If the amount calculated above is less than zero, the payment at maturity will be zero. You may lose some or all of your initial investment at maturity. Because the Accrued Fees reduce your payment at maturity, the quarterly compounded leveraged return of the Index will need to offset the negative effect of the Accrued Fees and Loss Rebalancing Fees, if applicable, in order for you to receive an aggregate amount over the term of the Securities equal to at least the initial investment of your Securities. If the quarterly compounded leveraged return of the Index is insufficient to offset the negative effect of the Accrued Fees and Loss Rebalancing Fees, if applicable, or if the quarterly compounded leveraged return of the Index is negative, you will lose some or all of your investment. See “General Terms of the Securities — Payment at Maturity” beginning on page S-36.

As a result of compounding, the performance of the Securities for periods greater than one quarter is likely to be either greater than or less than two times the performance of the Index, before accounting for the Accrued Fees. In addition, because the Accrued Fees are calculated and subtracted from the Current Principal Amount on a quarterly basis, the net negative effect of the Accrued Fees and Loss Rebalancing Fees, if applicable, accumulates over time, and the absolute level of the Accrued Fees are dependent on the path taken by the level of the Index over the term of the Securities.

Because the Current Principal Amount is reset each quarter, the Securities do not offer a return based on the simple performance of the Index from the Initial Trade Date to the Maturity Date. Instead, the amount you receive at maturity, early redemption, acceleration, or upon exercise by UBS of its call right, will be contingent upon the quarterly compounded two times leveraged long performance of the Index during the term of the Securities, subject to the negative effect of the Accrued Fees. Accordingly, even if over the term of the Securities, the level of the Index has increased, there is no guarantee that you will receive at maturity, early redemption, acceleration, or upon exercise by UBS of its call right, your initial investment back or any return on that investment. This is because the amount you receive at maturity, early redemption, acceleration, or upon exercise by UBS of its call right, depends on how the Index has performed on a quarterly compounded leveraged basis prior to maturity, early redemption, acceleration, or upon exercise by UBS of its call right, and consequently, how the Current Principal Amount has been reset in each quarter. In particular, significant adverse quarterly performances for your Securities may not be offset by any beneficial quarterly performances of the same magnitude.

The Current Principal Amount may be reset more frequently than quarterly. If, at any time, the closing indicative value for any series of the Securities on any Trading Day decreases 40% in value from the closing indicative value of that series of the Securities on the previous Quarterly Valuation Date, a Loss Rebalancing Event will occur. Each time a Loss Rebalancing Event occurs, the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). This means that your Securities will entitle you to less of a positive gain in the value of the Securities relative to before the occurrence of the Loss Rebalancing Event. See “General Terms of the Securities — Loss Rebalancing Event Upon Large Decreases in the Indicative Value” on page S-44 and “Risk Factors — Upon the Occurrence of a Loss Rebalancing Event, the Securities will be Deleveraged” on page S-24 for more information.

The amount of your payment upon maturity, early redemption, acceleration, or upon exercise by UBS of its call right will depend, in part, upon the level of the Index. However, positive or negative quarterly changes in the Index Closing Level or the Index Valuation Level will not solely determine the return on your Securities due to the combined effects of leverage, quarterly compounding, rebalancing, (if applicable) and any applicable fees and financing charges.

For the Initial Calendar Quarter, the Current Principal Amount will equal $100.00 per Security of any series. For each subsequent calendar quarter, the Current Principal Amount for each Security of that series will be reset as follows on the Quarterly Reset Date:

New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Quarterly Valuation Date — Accrued Fees on the applicable Quarterly Valuation Date

If any series of the Securities undergoes a split or reverse split, the Current Principal Amount of that series will be adjusted accordingly, as described under “Valuation of the Index and the Securities — Split or Reverse Split of the Securities” below.

The Index Factor will be calculated as follows:

1 + (2 × Index Performance Ratio)

The Index Performance Ratio on any Quarterly Valuation Date, any Redemption Valuation Date, or as of the last Trading Day in the applicable Measurement Period, as applicable, will be:

Index Valuation Level – Quarterly Initial Closing Level
Quarterly Initial Closing Level

The “Quarterly Initial Closing Level” for the Initial Calendar Quarter will be specified in the applicable pricing supplement and will be the Index Closing Level on the applicable Initial Trade Date. For each subsequent calendar quarter, the Quarterly Initial Closing Level will equal the Index Closing Level on the Quarterly Valuation Date for the previous calendar quarter.

The “Index Valuation Level” will equal the arithmetic mean of the Index Closing Levels measured on each Trading Day during the applicable Measurement Period, or the Index Closing Level on any Quarterly Valuation Date or any Redemption Valuation Date, as determined by the Calculation Agent, provided that:

(1)	for Regular Redemptions, if the Redemption Valuation Date falls in a Final Measurement Period, Call Measurement Period, or Acceleration Measurement Period, for the purposes of calculating the Index Performance Ratio as of the Redemption Valuation Date, the Index Valuation Level on the Redemption Valuation Date during such Measurement Period shall equal (a) (i) for each elapsed Trading Day in the Measurement Period from and including the Call Valuation Date, Acceleration Date or Calculation Date, as applicable, to but excluding the Redemption Valuation Date (the “Applicable Date”), the sum of the Index Closing Levels on such Trading Day(s) plus (ii) the Index Closing Level on the Applicable Date times the number of remaining Trading Days in the Measurement Period from and including the Applicable Date divided by (b) the number of Trading Days in the Measurement Period; and

(2)	For a Large Redemption, if the Redemption Valuation Date occurs during an Acceleration Measurement Period, Call Measurement Period, or Final Measurement Period, the Redemption Amount shall equal the Acceleration Amount, Call Settlement or payment at maturity, as applicable.

Unless specified otherwise in the applicable pricing supplement, the applicable “Measurement Period” means the five Trading Days from and including the Call Valuation Date, Acceleration Date, Redemption Valuation Date (for a Large Redemption) or the Calculation Date, as applicable, subject to adjustment as described under “General Terms of the Securities — Market Disruption Event”.

How and why is the Current Principal Amount reset?

Initially, the Current Principal Amount is equal to $100 per Security. At the start of each subsequent calendar quarter, the Current Principal Amount is reset by applying the Index Factor and the Accrued Fees to the previous Current Principal Amount.

For example, if for August the Current Principal Amount is $90 and the Index Factor as of the Quarterly Valuation Date for August is equal to 0.90 and the Accrued Fees are equal to $0.06, the Current Principal Amount for September will equal $80.94. Subsequently, the Index Factor and the Accrued Fees as of the Quarterly Valuation Date for September will be applied to the Current Principal Amount for September to derive the Current Principal Amount for October.

The Current Principal Amount is reset each calendar quarter to ensure that a consistent degree of leverage is applied, on a quarterly basis, to any performance of the Index. If the Current Principal Amount is reduced by an adverse quarterly performance, the Index Factor of any further adverse quarterly performance will lead to a smaller dollar loss when applied to that reduced Current Principal Amount than if the Current Principal Amount were not reduced. Equally, however, if the Current Principal Amount increases, the dollar amount lost for a certain level of adverse quarterly performance will increase correspondingly.

Resetting the Current Principal Amount also means that the dollar amount which may be gained from any beneficial quarterly performance will be contingent upon the Current Principal Amount. If the Current Principal Amount is above $100, then any beneficial quarterly performance will result in a gain of a larger dollar amount than would be the case if the Current Principal amount were reduced below $100. Conversely, as the Current Principal Amount is reduced towards zero, the dollar amount to be gained from any beneficial quarterly performance will decrease correspondingly.

The Current Principal Amount may be reset more frequently than quarterly if a Loss Rebalancing Event occurs. Loss Rebalancing Events can occur multiple times during the term of the Securities. See “General Terms of the Securities — Loss Rebalancing Event Upon Large Decreases in the Indicative Value” on page S-44 and “Risk Factors — Upon the Occurrence of a Loss Rebalancing Event, the Securities will be Deleveraged” on page S-24 for more information.

Unlike ordinary debt securities, the Securities do not guarantee any return of your initial investment at maturity, early redemption, acceleration, or upon exercise by UBS of its call right. You may lose some or all of your initial investment. In addition, you will not receive any interest payments or coupon payments during the term of the Securities.

Early Redemption

You may elect to require UBS to redeem your Securities, subject to a minimum redemption amount of at least 12,500 Securities of that series. If you elect to have your Securities redeemed and have done so under the redemption procedures described under “General Terms of the Securities — Redemption Procedures”, you will receive payment for your Securities on the Redemption Date. The first and final Redemption Dates will be specified in the applicable pricing supplement. In addition, if a call notice has been issued, if acceleration has been triggered, or if the Final Measurement Period has commenced, in each case with respect to any series of the Securities, the last permitted Redemption Valuation Date for a Regular Redemption of that series of Securities will be the second Trading Day in the relevant

Measurement Period. For a Large Redemption, if the Redemption Valuation Date occurs during an Acceleration Measurement Period, Call Measurement Period, or Final Measurement Period, the Redemption Amount shall equal the Acceleration Amount, Call Settlement or payment at maturity, as applicable. Any applicable Redemption Valuation Date is subject to adjustment as described under “— Market Disruption Event”.

If you redeem your Securities, you will receive a cash payment equal to the Redemption Amount, as defined below. You must comply with the redemption procedures described below in order to redeem your Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 12,500 Securities of the same series; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the Securities of the affected series at the time the reduction becomes effective.

A “Regular Redemption” means an early redemption of Securities of a given series in an amount greater than or equal to the minimum redemption amount of 12,500 Securities but less than the large redemption amount of 2,000,000 Securities.

A “Large Redemption” means an early redemption of Securities of a given series in an amount equal to or greater than 2,000,000 Securities. For purposes of determining whether an early redemption is a Regular Redemption or a Large Redemption, UBS will aggregate all redemption requests received prior to 12:00 noon (New York City time) on a given Trading Day.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to:

(1)	For a Regular Redemption, (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the applicable Redemption Valuation Date minus, (b) the Accrued Fees as of such Redemption Valuation Date, minus (c) the Redemption Fee.

(2)	For a Large Redemption, (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Trading Day in the applicable Measurement Period, minus (b) the Accrued Fees as of such last Trading Day, minus (c) the Redemption Fee.

We refer to the cash payments specified above as the “Redemption Amount”.

You may lose some or all of your initial investment upon early redemption. Because the Accrued Fees and the Redemption Fee reduce your payment at maturity, the quarterly compounded leveraged return of the Index will need to be sufficient to offset the negative effect of the Accrued Fees and the Redemption Fee and/or the Loss Rebalancing Fees, if applicable, in order for you to receive an aggregate amount over the term of the Securities equal to your initial investment in the Securities. If the quarterly compounded leveraged return of the Index is insufficient to offset such a negative effect or if the quarterly compounded leveraged return of the Index is negative, you will lose some or all of your initial investment upon early redemption. See “General Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-38 and “— Redemption Procedures” beginning on page S-41.

For any Regular Redemption, the applicable “Redemption Valuation Date” means the first Trading Day following the date on which a Redemption Notice and Redemption Confirmation, each as described under “General Terms of the Securities — Redemption Procedures”, are delivered. For any Large Redemption (as defined below), the “Redemption Valuation Date” will be the first Trading Day in the applicable Large Redemption Measurement Period provided that if a Redemption Valuation Date for a

Large Redemption occurs during an Acceleration Measurement Period, Call Measurement Period or Final Measurement Period, the Redemption Amount shall equal the Acceleration Amount, Call Settlement or payment at maturity, as applicable.

The applicable “Redemption Date” means the third Business Day following the corresponding Redemption Valuation Date or, if such day is not a Business Day, the next following Business Day. In addition, if a call notice has been issued, if acceleration has been triggered, or the Final Measurement Period has commenced, in each case with respect to any series of the Securities, for Regular Redemptions the last permitted Redemption Valuation Date for that series of Securities will be the second Trading Day in the applicable Call Measurement Period, Acceleration Measurement Period, or the Final Measurement Period, as applicable. For a Large Redemption, if the Redemption Valuation Date occurs during an Acceleration Measurement Period, Call Measurement Period, or Final Measurement Period, the Redemption Amount shall equal the Acceleration Amount, Call Settlement or payment at maturity, as applicable and the Redemption Date will be the Acceleration Settlement Date, Call Settlement Date or Maturity Date, as applicable. Any applicable Redemption Valuation Date is subject to adjustment as described under “General Terms of the Securities — Market Disruption Event”.

UBS’s Call Right

On any Trading Day specified in the applicable pricing supplement through and including the Maturity Date specified in the applicable pricing supplement, UBS may at its option redeem all, but not less than all, issued and outstanding Securities of any series. To exercise its call right, UBS must provide notice to the holders of the Securities of that series not less than eighteen calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises its call right, you will receive per Security a cash payment on the relevant Call Settlement Date equal to (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Trading Day in the applicable Measurement Period, minus (b) the Accrued Fees as of such last Trading Day. We refer to this cash payment as the “Call Settlement Amount”. If UBS issues a call notice on any Trading Day, the “Call Valuation Date” will be the fifth Trading Day following the Trading Day on which the call notice is issued. The “Call Settlement Date” will be at least three, but not greater than six, Trading Days following the last Trading Day in the applicable Measurement Period. We will inform you of such Call Settlement Date in the call notice. See also “Description of Debt Securities We May Offer — Redemption and Repayment” in the accompanying prospectus.

Acceleration Upon Minimum Indicative Value

If, at any time, the indicative value for any series of the Securities on any Trading Day equals the Floor Level or less (such day, an “Acceleration Date”), all issued and outstanding Securities of that series will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value of that series would later exceed the Floor Level on such Acceleration Date or any subsequent Trading Day during the applicable Measurement Period) for a cash payment equal to the Acceleration Amount. The “Floor Level” of any series of the Securities will be specified in the applicable pricing supplement. If any series of the Securities undergoes a split or reverse split, the Floor Level of that series will be adjusted accordingly. The “Acceleration Amount” will equal (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Trading Day of such Measurement Period, minus (b) the Accrued Fees as of such last Trading Day. If the minimum indicative value threshold of any series of Securities has been breached, you will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of your investment in that series of the Securities. The “Acceleration Settlement Date” will be the third Trading Day following the last Trading Day of the applicable Measurement Period. UBS will provide notice to the holders of the Securities that the minimum indicative value threshold has been breached not less than five calendar days prior to the Acceleration Settlement Date. For a detailed description of how the intraday indicative value of the Securities is calculated see “Valuation of the Index and the Securities — Intraday Security Values” on page S-33.

Loss Rebalancing Event Upon Large Decreases in the Indicative Value

A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0 based on the Index Performance Ratio as of the relevant date of determination. This means that after a Loss Rebalancing Event, a constant percentage increase in the Index Closing Level will have a less of a positive effect on the value of your Securities relative to before the occurrence of the Loss Rebalancing Event. In addition, each time a Loss Rebalancing Event occurs, you will incur a Loss Rebalancing Fee, as defined below.

A “Loss Rebalancing Event” means if, at any time, the closing indicative value for any series of the Securities on any Trading Day decreases 40% in value from the closing indicative value of that series of the Securities on the previous Quarterly Valuation Date. A Loss Rebalancing Event may occur irrespective of whether a Market Disruption Event also occurs on that Trading Day.

Loss Rebalancing Events can occur multiple times. In addition, each time a Loss Rebalancing Event occurs, you will incur a Loss Rebalancing Fee. This means both that (i) the Current Principal Amount may be reset more frequently than quarterly and (ii) the cumulative effect of compounding and fees increased as a result of Loss Rebalancing Events. This fee will reduce the amount of your return (or increase your loss) on the Maturity Date, early redemption, acceleration or exercise by UBS of its call right.

Additional Key Terms — Fees

Any cash payment made on any series of Securities will be reduced by the Accrued Fees and, if applicable, the Redemption Fee, in each case calculated as described below:

Accrued Fees:	As of any date of determination for any series of Securities, the sum of (i) the Accrued Tracking Fee as of such date and (ii) the Accrued Financing Charge as of such date.

Accrued Tracking Fee:	(1)	On the Initial Trade Date, the Accrued Tracking Fee for each Security will equal $0.

(2)	On the initial Quarterly Valuation Date, the Accrued Tracking Fee for each Security will equal (a) the aggregate sum of (i) the Current Indicative Value as of the immediately preceding Trading Day for each date starting from, but excluding, the Initial Trade Date to, and including, the initial Quarterly Valuation Date times (ii) the Annual Tracking Rate divided by (b) 365.

(3)	On any subsequent Quarterly Valuation Date, the Accrued Tracking Fee for each Security will equal (a) the aggregate sum of (i) the Current Indicative Value as of the immediately preceding Trading Day for each date starting from, but excluding, the immediately preceding Quarterly Valuation Date to, and including, the then current Quarterly Valuation Date times (ii) the Annual Tracking Rate, divided by (b) 365.

(4)

The Accrued Tracking Fee as of the last Trading Day of the applicable Measurement Period, or as of any Redemption Valuation Date, as applicable, is an amount equal to (a) the aggregate sum of (i) the Current Indicative Value as of the immediately preceding Trading Day for each date starting from, but excluding, the immediately preceding Quarterly Valuation Date (or, if the Acceleration Date or Redemption Valuation Date falls in the Initial Calendar Quarter, the Initial Trade Date) to, and

including, such last Trading Day in such Measurement Period, or such Redemption Valuation Date, as applicable, times (ii) the Annual Tracking Rate, divided by (b) 365.

Annual Tracking Rate:	A per annum rate described in the applicable pricing supplement.

Redemption Fee:	As of any date of determination for a series of Securities, an amount per Security equal to the product of (a) 0.125%, (b) the Current Principal Amount and (c) the Index Factor as of the applicable Redemption Valuation Date for Regular Redemptions and as of the last Trading Day in the applicable Measurement Period for a Large Redemptions, as applicable.

Accrued Financing Charge:	(1)	The Accrued Financing Charge with respect to the initial Quarterly Valuation Date is an amount equal to the product of:

(a)	the Financing Level as of the Initial Trade Date,

(b)	a fraction, the numerator of which is the total number of calendar days from, but excluding, the Initial Trade Date to, and including, the initial Quarterly Valuation Date, and the denominator of which is 360, and

(c)	the Financing Rate.

(2)	The Accrued Financing Charge respect to any Quarterly Valuation Date other than the first Quarterly Valuation Date is an amount equal to the product of:

(a)	the Financing Level as of the preceding Quarterly Reset Date,

(b)	a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Quarterly Valuation Date to, and including, such Quarterly Valuation Date, and the denominator of which is 360, and

(c)	the Financing Rate.

(3)	The Accrued Financing Charge as of the last Trading Day of the applicable Measurement Period, or as of the Redemption Valuation Date, as applicable, is an amount equal to the product of:

(a)	the Financing Level as of the preceding Quarterly Reset Date,

(b)	a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Quarterly Valuation Date (or if the Acceleration Date or Redemption Valuation Date occurs prior to the initial Quarterly Valuation Date, the period from, and excluding, the Initial Trade Date) to, and including, (i) such last Trading Day of such Measurement Period, or (ii) such Redemption Valuation Date, as applicable, and the denominator of which is 360, and

(c)	the Financing Rate.

The Accrued Financing Charge seeks to compensate UBS for providing investors with the potential to receive a leveraged participation in movements in the Index Closing Level and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Securities. These charges accrue on a daily basis during the applicable period.

Financing Level:	As of any date of determination, the Financing Level will equal the Current Principal Amount.

Financing Rate:	The Financing Rate will equal the sum of (a) the “Financing Spread” to be specified in the applicable pricing supplement and (b) the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the day that is two London business days prior to the immediately preceding Quarterly Valuation Date. “London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market.

In addition to the fees outlined above, each time a Loss Rebalancing Event occurs, you will incur a Loss Rebalancing Fee. This fee will reduce the amount of your return (or increase your loss) at maturity, early redemption, acceleration or exercise by UBS of its call right. See “General Terms of the Securities — Loss Rebalancing Event Upon Large Decreases in the Indicative Value” on page S-44 and “Risk Factors — Upon the Occurrence of a Loss Rebalancing Event, the Securities will be Deleveraged” on page S-24 for more information.

Selected Risk Considerations

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page S-20 and in the “Risk Factors” section of the applicable pricing supplement.

➢

You may lose some or all of your initial investment — The Securities are exposed to two times any quarterly decline in the level of the Index. The quarterly compounded leveraged return of the Index will need to be sufficient to offset the negative effect of the Accrued Fees and Redemption Fee and/or the Loss Rebalancing Fees, if applicable, in order for you to receive an aggregate amount over the term of the Securities equal to your initial investment in the Securities. If the quarterly compounded leveraged return of the Index is insufficient to offset the negative effect of the fees, or if the quarterly compounded leveraged return of the Index is negative, you will lose some or all of your investment at maturity, early redemption, acceleration, or upon exercise by UBS of its call right.

➢

Correlation and compounding risk — A number of factors may affect the Security’s ability to achieve a high degree of correlation with the performance of the Index, investors may be unable to be exposed to two times the performance of the Index. Because the Current Principal Amount is reset quarterly, you will be exposed to compounding of quarterly returns. As a result, the performance of the Securities for periods greater than one quarter is likely to be either greater than or less than the Index performance times the leverage factor of two, before accounting for Accrued Fees and Redemption Fee, and/or the Loss Rebalancing Fees, if any. In particular, significant adverse quarterly performances of your Securities may not be offset by subsequent beneficial quarterly performances of equal magnitude. Each time a Loss Rebalancing Event occurs, the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). This means that your Securities will entitle you to less of a positive gain in the value relative to before the occurrence of the Loss Rebalancing Event. See “General Terms of the Securities — Loss Rebalancing Event Upon Large Decreases in the Indicative Value” on

page S-44 and “Risk Factors — Upon the Occurrence of a Loss Rebalancing Event, the Securities will be Deleveraged” on page S-24 for more information.

➢

Leverage risk — The Securities are two times leveraged long with respect to the Index, which means that you may benefit two times from any positive, but will be exposed to two times any negative, quarterly performance of the Index, before accounting for the Accrued Fees and Redemption Fee and/or Loss Rebalancing Fees, if any.

➢	No interest or coupon payments on the Securities — You will not receive any interest payments or coupon payments during the term of the Securities.

➢

Market risk — The return on the Securities, which may be positive or negative, is linked to the quarterly compounded leveraged return on the Index as measured by the Index Factor, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the Index Constituent Securities or the markets generally.

➢

Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity, early redemption, acceleration, or upon exercise by UBS of its call right, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, early redemption, acceleration, or upon exercise by UBS of its call right. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities.

➢

A trading market for the Securities may not develop — Although we intend to list each series of the Securities on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities of any series, although they are not required to and may stop at any time. We are not required to maintain any listing of any series of the Securities on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of any series of the Securities shown on the cover of the applicable pricing supplement. We may suspend or cease sales of the Securities at any time, at our discretion. Therefore, the liquidity of any series of the Securities may be limited.

➢

The Securities may not provide a hedge against price and/or value decreases or increases — The Securities may not provide a hedge against a decrease or increase in the price and/or value of any asset, sector or index.

➢

Redemption Limitations — You must elect to redeem at least 12,500 of the same series of the Securities for UBS to repurchase your Securities, unless we determine otherwise or your broker or other financial intermediary bundles your Securities for redemption with those of other investors (and of the same series) to reach this minimum requirement and there can be no assurance that they can or will do so. Therefore, the liquidity of the Securities may be limited. However, if there are valid early redemption requests for 2,000,000 or more Securities of the same series on or prior to 12:00 noon (New York City time) on a given Trading Day, the early redemptions will be aggregated and will qualify as a Large Redemption and the Index Valuation Level for purposes of calculating the Redemption Amount will be based on the arithmetic mean of the Index Closing Levels measured on each Trading Day during the applicable Measurement Period.

➢

Your redemption election is irrevocable — You will not be able to rescind your election to redeem your Securities after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Valuation Date. For a Large Redemption, if the Redemption Valuation Date occurs during an Acceleration Measurement Period, Call

Measurement Period, or Final Measurement Period, the Redemption Amount shall equal the Acceleration Amount, Call Settlement or payment at maturity, as applicable.

➢

Potential automatic acceleration — In the event the indicative value of any series of the Securities is equal to the Floor Level or less on any Trading Day, the Securities of that series will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount as determined during the applicable Measurement Period. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than Floor Level per Security and may be zero if the price of the Securities continues to decrease during trading on one or more Trading Days during such Measurement Period.

➢

Upon the Occurrence of a Loss Rebalancing Event, the Securities will be Deleveraged — A Loss Rebalancing Event, which may occur multiple times, will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0 based on the Index Performance Ratio as of the LR Valuation Date. This means that after a Loss Rebalancing Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss Rebalancing Event. In addition, each time a Loss Rebalancing Event occurs, you will incur a Loss Rebalancing Fee.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

➢

UBS’s Call Right — UBS may redeem all outstanding Securities at any time on or after the date specified in the applicable pricing supplement, as described under “General Terms of the Securities — UBS’s Call Right” beginning on page S-42.

The Securities may be a suitable investment for you if:

➢	You seek an investment with a return linked to a quarterly compounded two times leveraged long performance of the relevant Index.

➢

You understand (i) leverage risk, including the risks inherent in maintaining a resetting two times leverage on a quarterly basis, and (ii) the consequences of seeking quarterly leveraged investment results generally, and you intend to actively monitor and manage your investment.

➢

You believe the quarterly compounded two times leveraged long performance of the Index will be sufficient to offset the negative effect of the Accrued Fees, the Redemption Fee, and the Loss Rebalancing Fees, if applicable.

➢	You are willing to accept the risk that you may lose some or all of your initial investment.

➢	You are willing to hold securities that may be redeemed early by UBS, pursuant to the UBS call right.

➢	You are willing to hold securities that have a long-term maturity (10 years).

➢	You are willing to hold securities that may be accelerated upon a minimum indicative value and may be subject to a Loss Rebalancing Event.

➢	You are willing to hold securities that do not pay periodic interest or coupons.

➢	You are willing to accept the risk that the price at which you are able to sell the Securities in the secondary market may be significantly less than the amount you invested.

➢	You understand and accept the risks associated with the fact that significant aspects of the tax treatment of the Securities are uncertain.

➢	You are not seeking an investment for which there will be an active secondary market.

➢	You are willing to be exposed to the credit risk of UBS, as issuer of the Securities.

The Securities may not be a suitable investment for you if:

➢	You seek a guaranteed return of principal and you are not willing to accept the risk that you may lose some or all of your initial investment.

➢	You do not seek an investment with a return linked to a quarterly compounded two times leveraged long performance of the relevant Index.

➢

You do not understand (i) leverage risk, including the risks inherent in maintaining a resetting two times leverage on a quarterly basis, and (ii) the consequences of seeking quarterly leveraged investment results generally, and you do not intend to actively monitor and manage your investment.

➢

You do not believe the quarterly compounded two times leveraged long performance of the Index will be sufficient to offset the negative effect of the Accrued Fees, the Redemption Fee, and the Loss Rebalancing Fees, if applicable.

➢	You are not willing to hold securities that may be redeemed early by UBS, pursuant to the UBS call right.

➢	You are not willing to hold securities that have a long-term maturity (10 years).

➢	You are not willing to accept the risk that the price at which you are able to sell the Securities in the secondary market may be significantly less than the amount you invested.

➢	You do not understand and do not accept the risks associated with the fact that significant aspects of the tax treatment of the Securities are uncertain.

➢	You are not willing to hold securities that may be accelerated upon a minimum indicative value and may be subject to a Loss Rebalancing Event.

➢	You seek an investment that will pay periodic interest or coupons.

➢	You seek an investment for which there will be an active secondary market.

➢	You are not willing to be exposed to the credit risk of UBS, as issuer of the Securities.

Who calculates and publishes the relevant Index?

The “Index Sponsor” will calculate the level of the relevant Index and will be named in the applicable pricing supplement. Levels of the relevant Index will be published approximately every 15 seconds (assuming that the level of such Index has changed within such 15-second interval) from 9:30 a.m. to 4:00 p.m., New York City time, and a daily Index Closing Level will be published at approximately 4:00 p.m., New York City time, on each Trading Day. The relevant Index Sponsor and relevant Index symbol will be specified in the applicable pricing supplement.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion under “Material U.S. Federal Income Tax Consequences” on page S-53.

The tax treatment of your Securities will depend on their terms. Consequently, except to the extent the applicable pricing supplement indicates otherwise, the discussion below (including the tax opinion below) will not necessarily apply to your Securities. The summary below is subject to the assumptions, limitations and exceptions set forth under “Material U.S. Federal Income Tax Consequences” on page S-53.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the Index. Under that treatment, you should generally recognize gain or loss upon the sale, exchange, redemption or maturity of your Securities in an amount equal to the difference between the amount realized and the amount you paid for your Securities. Subject to the constructive ownership rules discussed below under “Material U.S. Federal Income Tax Consequences” beginning on page S-53, such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year (otherwise short-term capital gain or loss if you have held your Securities for one year or less). The deductibility of capital losses is subject to limitations.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, the Securities should be treated in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that the Securities could be treated for tax purposes in an alternative manner described under “Material U.S. Federal Income Tax Consequences — Alternative Treatments” on page S-54.

The Internal Revenue Service (“IRS”) released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the Securities should be required to accrue ordinary income on a current basis, whether additional gain or loss upon the sale, exchange, redemption or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Securities. The outcome of this process is uncertain.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. Except to the extent otherwise required by law, we intend to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” on page S-53 unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in any potential offering within the meaning of FINRA Rule 5121. In addition, UBS may receive the net proceeds from the offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, any offering will be conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Hypothetical Examples

The following four examples illustrate how a hypothetical series of the Securities would perform at maturity, early redemption or upon exercise by UBS of its call right, in hypothetical circumstances. We have included an example in which the Index Closing Level increases at a constant rate of 3.00% per quarter for twenty quarters (Example 1), as well as an example in which the Index Closing Level decreases at a constant rate of 3.00% per quarter for twenty quarters (Example 2). In addition, Example 3 shows the Index Closing Level increasing by 3.00% per quarter for the first ten quarters and then decreasing by 3.00% per quarter for the next 10 quarters, whereas Example 4 shows the reverse scenario of the Index Closing Level decreasing by 3.00% per quarter for the first ten quarters, and then increasing by 3.00% per quarter for the next ten quarters. For ease of analysis and presentation, the following four examples assume that the term of the Securities is twenty quarters, the last Trading Day of the Call Measurement Period, or the Redemption Valuation Date, occurs on the quarter end and (i) that no acceleration upon minimum indicative value has occurred, (ii) that no Loss Rebalancing Event has occurred and (iii) that there was no Large Redemption request made during the term of the Securities.

The following assumptions are used in each of the four examples:

➢	the initial level for the relevant Index is 1000;

➢	the rate used to compute the Redemption Fee is 0.125%;

➢	the Financing Rate is 0.70%;

➢	the Current Principal Amount on the first day is $100.00; and

➢	the Annual Tracking Rate is 0.85%.

The examples highlight the effect of two times leverage and quarterly compounding, and the impact of the Accrued Fees on the payment at maturity, early redemption, or upon exercise by UBS of its call right, under different circumstances. The assumed Financing Rate is not an indication of the Financing Rate throughout the term of any series of the Securities. The Financing Rate will change during the term of any series of the Securities, which will affect the performance of the Securities of that series.

Because the Accrued Fees take into account the quarterly performance of the relevant Index, as measured by the Index Closing Level, the absolute level of the Accrued Fees are dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in these examples have been rounded for convenience. The Current Principal Amount figures for quarter twenty are as of the end of the hypothetical Final Measurement Period, and given the indicated assumptions, a holder will receive payment at maturity in the indicated amount, according to the indicated formula.

Hypothetical Examples

Example 1: The Index Closing Level increases at a constant rate of 3.00% per quarter for twenty quarters.

Quarter End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charge for the Applicable Quarter**	Current Indicative Value	Accrued Tracking Fee for the Applicable Quarter***	Accrued Fees for the Applicable Quarter	Current Principal Amount #^****	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level — Quarterly Initial Closing Level)/ Quarterly Initial Closing Level)	(1+(2 x C))	(Previous Current Principal Amount x Financing Rate x Act/360)	(Previous Current Principal Amount x D)*	(Annual Tracking Rate x (the average of F and the Current Indicative Value for the prior Quarter) x Act/365)	(E + G)	((Previous Current Principal Amount x D) — H)	(I — Redemption Fee)
1	1030.00	0.0300	1.060	0.1750	$106.00	$0.2159	$0.39	$105.61	$105.4841
2	1060.90	0.0300	1.060	0.1848	$111.95	$0.2284	$0.4132	$111.53	$111.4004
3	1092.73	0.0300	1.060	0.1952	$118.22	$0.2412	$0.4364	$117.79	$117.6486
4	1125.51	0.0300	1.060	0.2061	$124.86	$0.2547	$0.4609	$124.39	$124.2472
5	1159.27	0.0300	1.060	0.2177	$131.86	$0.2690	$0.4867	$131.37	$131.2159
6	1194.05	0.0300	1.060	0.2299	$139.25	$0.2841	$0.5140	$138.74	$138.5755
7	1229.87	0.0300	1.060	0.2428	$147.06	$0.3000	$0.5428	$146.52	$146.3478
8	1266.77	0.0300	1.060	0.2564	$155.31	$0.3169	$0.5733	$154.74	$154.5560
9	1304.77	0.0300	1.060	0.2708	$164.02	$0.3346	$0.6054	$163.42	$163.2247
10	1343.92	0.0300	1.060	0.2860	$173.22	$0.3534	$0.6394	$172.58	$172.3795
11	1384.23	0.0300	1.060	0.3020	$182.94	$0.3732	$0.6753	$182.26	$182.0478
12	1425.76	0.0300	1.060	0.3190	$193.20	$0.3942	$0.7131	$192.49	$192.2584
13	1468.53	0.0300	1.060	0.3369	$204.04	$0.4163	$0.7531	$203.28	$203.0417
14	1512.59	0.0300	1.060	0.3557	$215.48	$0.4396	$0.7954	$214.68	$214.4297
15	1557.97	0.0300	1.060	0.3757	$227.56	$0.4643	$0.8400	$226.72	$226.4565
16	1604.71	0.0300	1.060	0.3968	$240.33	$0.4903	$0.8871	$239.44	$239.1579
17	1652.85	0.0300	1.060	0.4190	$253.81	$0.5178	$0.9368	$252.87	$252.5716
18	1702.43	0.0300	1.060	0.4425	$268.04	$0.5469	$0.9894	$267.05	$266.7377
19	1753.51	0.0300	1.060	0.4673	$283.08	$0.5775	$1.0449	$282.03	$281.6983
20	1806.11	0.0300	1.060	0.4936	$298.95	$0.6099	$1.1035	$297.85	$297.4980

Cumulative Index Return:						80.61%
Return on Securities (assumes no early redemption):						197.85%

*	The Index Closing Level is also: (i) the Quarterly Initial Closing Level for the following quarter; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the payment at maturity.
**	Accrued Financing Charge is calculated on an act/360 basis (30-day months are assumed for the above calculations).
***	Accrued Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations). The actual Accrued Tracking Fee will be computed using the daily values of the Current Indicative Values for the immediately preceding Trading Day for each day in the applicable quarter. However for simplification the computations above assume the Current Indicative Value is the average of the Current Indicative Values as of the last Trading Day in the current and immediately prior quarter.
****	Previous Current Principal Amount is also the Financing Level.
#	This is also the Call Settlement Amount.
^	For the final quarter, this is also the payment at maturity.

Hypothetical Examples

Example 2: The Index Closing Level decreases at a constant rate of 3.00% per quarter for twenty quarters.

Quarter End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charge for the Applicable Quarter**	Current Indicative Value	Accrued Tracking Fee for the Applicable Quarter***	Accrued Fees for the Applicable Quarter	Current Principal Amount #^****	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level — Quarterly Initial Closing Level)/ Quarterly Initial Closing Level)	(1 +(2 x C))	(Previous Current Principal Amount x Financing Rate x Act/360)	(Previous Current Principal Amount x D)*	(Annual Tracking Rate x (the average of F and the Current Indicative Value for the prior Quarter) x Act/365)	(E + G)	((Previous Current Principal Amount x D) — H)	(I — Redemption Fee)
1	970.00	-0.0300	0.940	0.1750	$94.00	$0.2033	$0.3783	$93.62	$93.4967
2	940.90	-0.0300	0.940	0.1638	$88.00	$0.1907	$0.3546	$87.65	$87.5328
3	912.67	-0.0300	0.940	0.1534	$82.39	$0.1786	$0.3320	$82.06	$81.9493
4	885.29	-0.0300	0.940	0.1436	$77.14	$0.1672	$0.3108	$76.82	$76.7220
5	858.73	-0.0300	0.940	0.1344	$72.22	$0.1565	$0.2910	$71.92	$71.8281
6	832.97	-0.0300	0.940	0.1259	$67.61	$0.1465	$0.2724	$67.34	$67.2464
7	807.98	-0.0300	0.940	0.1178	$63.30	$0.1372	$0.2550	$63.04	$62.9569
8	783.74	-0.0300	0.940	0.1103	$59.26	$0.1284	$0.2388	$59.02	$58.9411
9	760.23	-0.0300	0.940	0.1033	$55.48	$0.1202	$0.2235	$55.26	$55.1814
10	737.42	-0.0300	0.940	0.0967	$51.94	$0.1126	$0.2093	$51.73	$51.6615
11	715.30	-0.0300	0.940	0.0905	$48.63	$0.1054	$0.1959	$48.43	$48.3662
12	693.84	-0.0300	0.940	0.0848	$45.52	$0.0987	$0.1834	$45.34	$45.2810
13	673.03	-0.0300	0.940	0.0793	$42.62	$0.0924	$0.1717	$42.45	$42.3927
14	652.84	-0.0300	0.940	0.0743	$39.90	$0.0865	$0.1608	$39.74	$39.6886
15	633.25	-0.0300	0.940	0.0695	$37.36	$0.0810	$0.1505	$37.21	$37.1569
16	614.25	-0.0300	0.940	0.0651	$34.97	$0.0758	$0.1409	$34.83	$34.7868
17	595.83	-0.0300	0.940	0.0610	$32.74	$0.0710	$0.1319	$32.61	$32.5678
18	577.95	-0.0300	0.940	0.0571	$30.65	$0.0664	$0.1235	$30.53	$30.4904
19	560.61	-0.0300	0.940	0.0534	$28.70	$0.0622	$0.1156	$28.58	$28.5455
20	543.79	-0.0300	0.940	0.0500	$26.87	$0.0582	$0.1083	$26.76	$26.7247

Cumulative Index Return:						-45.62%
Return on Securities (assumes no early redemption):						-73.24%

*	The Index Closing Level is also: (i) the Quarterly Initial Closing Level for the following quarter; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the payment at maturity.
**	Accrued Financing Charge is calculated on an act/360 basis (30-day months are assumed for the above calculations).
***	Accrued Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations). The actual Accrued Tracking Fee will be computed using the daily values of the Current Indicative Values for the immediately preceding Trading Day for each day in the applicable quarter. However for simplification the computations above assume the Current Indicative Value is the average of the Current Indicative Values as of the last Trading Day in the current and immediately prior quarter.
****	Previous Current Principal Amount is also the Financing Level.
#	This is also the Call Settlement Amount.
^	For the final quarter, this is also the payment at maturity.

Hypothetical Examples

Example 3: The Index Closing Level increases by 3.00% per quarter for the first ten quarters and then decreases by 3.00% per quarter for the next ten quarters.

Quarter End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charge for the Applicable Quarter**	Current Indicative Value	Accrued Tracking Fee for the Applicable Quarter***	Accrued Fees for the Applicable Quarter	Current Principal Amount #^****	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level — Quarterly Initial Closing Level)/ Quarterly Initial Closing Level)	(1 +(2 x C))	(Previous Current Principal Amount x Financing Rate x Act/360)	(Previous Current Principal Amount x D)*	(Annual Tracking Rate x (the average of F and the Current Indicative Value for the prior Quarter) x Act/365)	(E + G)	((Previous Current Principal Amount x D) — H)	(I — Redemption Fee)
1	1030.00	0.0300	1.060	0.1750	$106.00	$0.2159	$0.3909	$105.61	$105.4841
2	1060.90	0.0300	1.060	0.1848	$111.95	$0.2284	$0.4132	$111.53	$111.4004
3	1092.73	0.0300	1.060	0.1952	$118.22	$0.2412	$0.4364	$117.79	$117.6486
4	1125.51	0.0300	1.060	0.2061	$124.86	$0.2547	$0.4609	$124.39	$124.2472
5	1159.27	0.0300	1.060	0.2177	$131.86	$0.2690	$0.4867	$131.37	$131.2159
6	1194.05	0.0300	1.060	0.2299	$139.25	$0.2841	$0.5140	$138.74	$138.5755
7	1229.87	0.0300	1.060	0.2428	$147.06	$0.3000	$0.5428	$146.52	$146.3478
8	1266.77	0.0300	1.060	0.2564	$155.31	$0.3169	$0.5733	$154.74	$154.5560
9	1304.77	0.0300	1.060	0.2708	$164.02	$0.3346	$0.6054	$163.42	$163.2247
10	1343.92	0.0300	1.060	0.2860	$173.22	$0.3534	$0.6394	$172.58	$172.3795
11	1303.60	-0.0300	0.940	0.3020	$162.23	$0.3515	$0.6536	$161.58	$161.3595
12	1264.49	-0.0300	0.940	0.2828	$151.88	$0.3292	$0.6119	$151.27	$151.0668
13	1226.56	-0.0300	0.940	0.2647	$142.19	$0.3082	$0.5729	$141.62	$141.4307
14	1189.76	-0.0300	0.940	0.2478	$133.12	$0.2885	$0.5363	$132.59	$132.4092
15	1154.07	-0.0300	0.940	0.2320	$124.63	$0.2701	$0.5021	$124.13	$123.9632
16	1119.44	-0.0300	0.940	0.2172	$116.68	$0.2529	$0.4701	$116.21	$116.0559
17	1085.86	-0.0300	0.940	0.2034	$109.24	$0.2368	$0.4401	$108.80	$108.6530
18	1053.29	-0.0300	0.940	0.1904	$102.27	$0.2216	$0.4120	$101.86	$101.7223
19	1021.69	-0.0300	0.940	0.1783	$95.75	$0.2075	$0.3858	$95.36	$95.2337
20	991.04	-0.0300	0.940	0.1669	$89.64	$0.1943	$0.3612	$89.28	$89.1590

Cumulative Index Return:						-0.90%
Return on Securities (assumes no early redemption):						-10.72%

*	The Index Closing Level is also: (i) the Quarterly Initial Closing Level for the following quarter; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the payment at maturity.
**	Accrued Financing Charge is calculated on an act/360 basis (30-day months are assumed for the above calculations).
***	Accrued Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations). The actual Accrued Tracking Fee will be computed using the daily values of the Current Indicative Values for the immediately preceding Trading Day for each day in the applicable quarter. However for simplification the computations above assume the Current Indicative Value is the average of the Current Indicative Values as of the last Trading Day in the current and immediately prior quarter.
****	Previous Current Principal Amount is also the Financing Level.
#	This is also the Call Settlement Amount.
^	For the final quarter, this is also the payment at maturity.

Hypothetical Examples

Example 4: The Index Closing Level decreases by 3.00% per quarter for the first ten quarters, and then increases by 3.00% per quarter for the next ten quarters.

Quarter End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charge for the Applicable Quarter**	Current Indicative Value	Accrued Tracking Fee for the Applicable Quarter***	Accrued Fees for the Applicable Quarter	Current Principal Amount #^****	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level — Quarterly Initial Closing Level)/ Quarterly Initial Closing Level)	(1 +(2 x C))	(Previous Current Principal Amount x Financing Rate x Act/360)	(Previous Current Principal Amount x D)*	(Annual Tracking Rate x (the average of F and the Current Indicative Value for the prior Quarter) x Act/365)	(E + G)	((Previous Current Principal Amount x D) — H)	(I — Redemption Fee)
1	970.00	-0.0300	0.940	0.1750	$94.00	$0.2033	$0.3783	$93.62	$93.4967
2	940.90	-0.0300	0.940	0.1638	$88.00	$0.1907	$0.3546	$87.65	$87.5328
3	912.67	-0.0300	0.940	0.1534	$82.39	$0.1786	$0.3320	$82.06	$81.9493
4	885.29	-0.0300	0.940	0.1436	$77.14	$0.1672	$0.3108	$76.82	$76.7220
5	858.73	-0.0300	0.940	0.1344	$72.22	$0.1565	$0.2910	$71.92	$71.8281
6	832.97	-0.0300	0.940	0.1259	$67.61	$0.1465	$0.2724	$67.34	$67.2464
7	807.98	-0.0300	0.940	0.1178	$63.30	$0.1372	$0.2550	$63.04	$62.9569
8	783.74	-0.0300	0.940	0.1103	$59.26	$0.1284	$0.2388	$59.02	$58.9411
9	760.23	-0.0300	0.940	0.1033	$55.48	$0.1202	$0.2235	$55.26	$55.1814
10	737.42	-0.0300	0.940	0.0967	$51.94	$0.1126	$0.2093	$51.73	$51.6615
11	759.55	0.0300	1.060	0.0905	$54.83	$0.1119	$0.2024	$54.63	$54.5673
12	782.33	0.0300	1.060	0.0956	$57.91	$0.1181	$0.2138	$57.70	$57.6279
13	805.80	0.0300	1.060	0.1010	$61.16	$0.1248	$0.2257	$60.93	$60.8601
14	829.98	0.0300	1.060	0.1066	$64.59	$0.1318	$0.2384	$64.35	$64.2736
15	854.88	0.0300	1.060	0.1126	$68.21	$0.1392	$0.2518	$67.96	$67.8785
16	880.52	0.0300	1.060	0.1189	$72.04	$0.1470	$0.2659	$71.77	$71.6856
17	906.94	0.0300	1.060	0.1256	$76.08	$0.1552	$0.2808	$75.80	$75.7063
18	934.15	0.0300	1.060	0.1326	$80.34	$0.1639	$0.2966	$80.05	$79.9524
19	962.17	0.0300	1.060	0.1401	$84.85	$0.1731	$0.3132	$84.54	$84.4368
20	991.04	0.0300	1.060	0.1479	$89.61	$0.1828	$0.3308	$89.28	$89.1726

Cumulative Index Return:						-0.90%
Return on Securities (assumes no early redemption):						-10.72%

*	The Index Closing Level is also: (i) the Quarterly Initial Closing Level for the following quarter; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the payment at maturity.
**	Accrued Financing Charge is calculated on an act/360 basis (30-day months are assumed for the above calculations).
***	Accrued Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations). The actual Accrued Tracking Fee will be computed using the daily values of the Current Indicative Values for the immediately preceding Trading Day for each day in the applicable quarter. However for simplification the computations above assume the Current Indicative Value is the average of the Current Indicative Values as of the last Trading Day in the current and immediately prior quarter.
****	Previous Current Principal Amount is also the Financing Level.
#	This is also the Call Settlement Amount.
^	For the final quarter, this is also the payment at maturity.

Hypothetical Examples

We cannot predict the actual Index Closing Level on any Trading Day or the market value of your Securities, nor can we predict the relationship between the Index Closing Level and the market value of your Securities at any time prior to the Maturity Date. The actual amount that a holder of the Securities will receive at maturity, early redemption, acceleration, or upon exercise by UBS of its call right, as the case may be, and the rate of return on the Securities, will depend on the quarterly compounded leveraged return of the relevant Index and, if positive, whether it will be sufficient to offset the negative effect of the Accrued Fees and the Loss Rebalancing Fees, if applicable, over the relevant period and, if applicable, the Redemption Fee. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date, Acceleration Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the relevant Index on any Trading Day, the Index Valuation Level, or what the value of your Securities may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities. The performance data shown above is for illustrative purposes only and does not represent the actual or expected future performance of the Securities.

Risk Factors

Your investment in the Securities will involve significant risks. The Securities are not secured debt and are significantly riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the return on the Securities is linked to the performance of the relevant Index. The Securities are two times leveraged with respect to the relevant Index and, as a result, may benefit from two times any positive, but will be exposed to two times any negative, quarterly performance of the relevant Index. As described in more detail below, the trading price of the Securities may vary considerably before the Maturity Date, due to events that are difficult to predict and beyond our control. Investing in the Securities is not equivalent to investing directly in the Index Constituent Securities or the Index itself. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Risk Factors” in the applicable pricing supplement and “Considerations Relating to Indexed Securities” in the accompanying prospectus, together with the other information in this product supplement and the accompanying prospectus, before investing in the Securities.

Even if the Index Valuation Level at maturity, early redemption, acceleration, or at exercise by UBS of its call right, has increased relative to the Index Closing Level at the time you purchased the Securities, or the applicable Index Valuation Level is greater than the Index Closing Level on the Initial Trade Date, you may receive less than your initial investment in the Securities.

Because the return on your Securities at maturity, early redemption, acceleration, or upon exercise by UBS of its call right, is dependent upon the quarter over quarter performance of the Index prior to the Maturity Date, Call Settlement Date, Acceleration Settlement Date or Redemption Date, and is also subject to Accrued Fees, and the Redemption Fee and/or Loss Rebalancing Fees, if applicable, even if the Index Valuation Level at maturity, early redemption, acceleration, or at exercise by UBS of its call right, has increased relative to the Index Closing Level at the time you purchased the Securities, or the applicable Index Valuation Level is greater than the Index Closing level on the Initial Trade Date, there is no guarantee that you will receive a positive return on, or a full return of, your initial investment. The Accrued Fees, Redemption Fee and/or Loss Rebalancing Fees, if applicable, will also reduce the Current Principal Amount. In addition, if you redeem your Securities prior to maturity, you will be charged a Redemption Fee equal to 0.125% of the product of (a) the Current Principal Amount and (b) the Index Factor as of the applicable Redemption Valuation Date for a Regular Redemption or as of the last Trading Day in the applicable Measurement Period for a Large Redemption, as applicable. Further, the increase of the applicable Index Valuation Level relative to the Index Closing Level at the time you purchased the Securities may not be enough to offset prior quarters of adverse quarterly performance, which could have reduced the Current Principal Amount below its value at the time you purchased the Securities. Similarly, any beneficial movement of the Index Closing Level during a quarter will not be reflected in the Current Principal Amount unless that beneficial movement is sustained at the end of the quarter.

The Securities are not suitable for all investors. In particular, the Securities should be purchased only by investors who understand leverage risk and the consequences of seeking quarterly compounded leveraged investment results, and who intend to actively monitor and manage their investments.

The Securities are not suitable for all investors. In particular, the Securities entail leverage risk and should be purchased only by investors who understand leverage risk, including the risks inherent in maintaining

Risk Factors

a resetting two times leverage on a quarterly basis, and the consequences of seeking quarterly compounded leveraged investment results generally. Investing in the Securities is not equivalent to a direct investment in the Index because the Current Principal Amount is reset each quarter, resulting in the compounding of quarterly returns.

The Securities are designed to achieve their stated investment objective on a quarterly basis, but their performance can differ significantly from their stated quarterly objective because the relationship between the level of the Index and the Current Principal Amount of the Securities will begin to break down as the length of an investor’s holding period increases. The Securities are not long term substitutes for leveraged long positions in the Index Constituent Securities.

Investors should carefully consider whether the Securities are appropriate for their investment portfolio. As discussed above, because the Securities are meant to provide leveraged exposure to changes in the quarterly Index Closing Level, their performance over periods longer than a single quarter can differ significantly from the performance of the Index during the same period of time. Therefore, it is possible that you will suffer significant losses even if the long-term performance of the Index is positive. It is possible for the level of the Index to increase over time while the market value of the Securities declines over time. You should proceed with caution in considering an investment in the Securities.

The Securities seek to provide a leveraged return based on the performance of the Index (as adjusted for the Accrued Fees and Loss Rebalancing Fees, if applicable). The Securities do not attempt to, and should not be expected to, provide returns that reflect leverage on the return of the Index for periods longer than a single quarter. The Securities rebalance their theoretical exposure on a quarterly basis, increasing exposure in response to that quarter’s gains or reducing exposure in response to that quarter’s losses.

Quarterly rebalancing will impair the performance of the Securities if the Index experiences volatility from quarter to quarter and such performance will be dependent on the path of quarterly returns during the holder’s holding period. At higher ranges of volatility, there is a significant chance of a complete loss of the value of the Securities even if the performance of the Index is flat.

The occurrence of Loss Rebalancing Events, if any, will have the effect of increasing the cumulative effect of compounding (as well as incurring additional fees) thereby heightening the possibility of complete loss.

The amount you receive at maturity, early redemption, acceleration, or upon exercise by UBS of its call right, will be contingent upon the quarterly compounded leveraged performance of the Index during the term of the Securities. There is no guarantee that you will receive at maturity, early redemption, acceleration, or upon exercise by UBS of its call right, your initial investment back or any return on that investment. Significant adverse quarterly performances for your Securities may not be offset by any beneficial quarterly performances of the same magnitude.

Due to the effect of compounding, if the Current Principal Amount increases, any subsequent adverse quarterly performance will result in a larger dollar reduction from the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount increases, the dollar amount which you can lose in any single quarter from an adverse quarterly performance will increase correspondingly so that the dollar amount lost will be greater than if the Current Principal Amount were maintained at a constant level. The compounding effect is magnified because the Accrued Fees are calculated and subtracted from the Current Principal Amount on a quarterly basis, causing the net negative effect of the Accrued Fees to accumulate over time. This means that if you invest in the Securities, you could lose more than 2% of your initial investment

Risk Factors

for each 1% of adverse quarterly performance of the Index. Additionally, occurrence of Loss Rebalance Events, if any, will have the effect of significantly decreasing the Current Principal Amount (as well as incurring additional Loss Rebalancing Fees) thereby heightening the possibility of complete loss.

Due to the effect of compounding, if the Current Principal Amount decreases, any subsequent beneficial quarterly performance will result in a smaller dollar increase on the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount decreases, the dollar amount which you can gain in any single quarter from a beneficial quarterly performance will decrease correspondingly. This is because the Index Factor will be applied to a smaller Current Principal Amount. As such, the dollar amount which you can gain from any beneficial quarterly performance will be less than if the Current Principal Amount were maintained at a constant level. This means that if the Current Principal Amount decreases, it will take larger beneficial quarterly performances to restore the value of your investment back to the amount of your initial investment than would have been the case if the Current Principal Amount were maintained at a constant level. The compounding effect is magnified because the Accrued Fees are calculated and subtracted from the Current Principal Amount on a quarterly basis, causing the net negative effect of the Accrued Fees and Loss Rebalancing Fees, if applicable, to accumulate over time. This means that if you invest in the Securities, you could gain less than 2% of your initial investment for each 1% of beneficial quarterly performance.

The occurrence of Loss Rebalancing Events, if any, will have the effect of significantly decreasing the Current Principal Amount (as well as incurring additional fees) thereby heightening the possibility of complete loss.

Investors in the Securities are unlikely to be exposed to two times the performance of the Index (before accounting for the Accrued Fees and Loss Rebalancing Fees, if applicable) during the period of time that they hold the Securities.

After the Current Principal Amount is reset on each Quarterly Reset Date, the leverage to which investors will be exposed is unlikely to be two times the performance of the Index. As the level of the Index increases or decreases after the Current Principal Amount is reset, the leverage exposure will vary. If an investor purchases the Securities at a point in time when the level of the Index has increased as compared to the Index Closing Level on the preceding Quarterly Valuation Date, such investor will be exposed to less than two times the performance of the Index (before accounting for the Accrued Fees and Loss Rebalancing Fees, if applicable). If the level of the index decreases as compared to the Closing Index Level on the Quarterly Valuation Date, such investor will be exposed to more than two times the performance of the Index (before accounting for the Accrued Fees and Loss Rebalancing Fees, if applicable). Such increased or decreased exposure will last until the next Quarterly Reset Date when the Current Principal Amount of the Securities is reset again. The occurrence of Loss Rebalancing Events, if any, will have the effect of significantly decreasing the Current Principal Amount (as well as incurring additional fees) thereby heightening the possibility of a large deviation from the two times the Index performance.

The Accrued Financing Charge may be greater than financing costs that you would incur if you borrowed funds from a third party.

The Accrued Financing Charge seeks to compensate UBS for providing investors with the potential to receive a leveraged participation in movements in the level of the Index, and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a

Risk Factors

similar rate from a third party to invest in the Securities. However, there is no guarantee that the Accrued Financing Charge will correspond to the lowest level of financing costs that may be available to you. If the Accrued Financing Charge is greater than the financing costs you may otherwise incur or accrue from borrowing available funds from a third party for the same time period, your return on the Securities may be less than your return on an investment in a different instrument linked to the performance of the Index where you used funds borrowed on more favorable terms from the third party to leverage your investment in such instrument.

Changes in the LIBOR rate may affect the value of your Securities.

Your payment at maturity, early redemption, acceleration, or upon exercise by UBS of its call right, will be reduced, in part, by the Accrued Financing Charge over the relevant period, which is linked, in part, to the three-month U.S. Dollar LIBOR rate increased by the Financing Spread. As a result, if the three-month U.S. Dollar LIBOR rate increases during the term of the Securities, the Accrued Financing Charge will increase at a faster rate, which will reduce the amount payable on your Securities maturity, early redemption, acceleration, or upon exercise by UBS of its call right, and may adversely affect the market value of your Securities.

Credit of UBS.

The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity, early redemption, acceleration, or upon exercise by UBS of its call right, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, early redemption, acceleration, or upon exercise by UBS of its call right. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities.

You will not receive interest payments or coupon payments on the Securities.

You will not receive any periodic interest payments, coupon payments or other distributions on the Securities. No payments will be made on your notes prior to the Maturity Date, Call Settlement Date, Redemption Date or Acceleration Settlement Date, as applicable. Further, as described above, there is no guarantee that you will receive at maturity, early redemption, acceleration, or upon exercise by UBS of its call right, your initial investment back or any return on that investment.

The Index Valuation Level as of the last Trading Day of the applicable Measurement Period may be less than the Index Closing Level on the Maturity Date, Call Settlement Date or Acceleration Settlement Date, or at other times during the term of the Securities.

The Index Closing Level at any time during the term of the Securities, including the applicable Measurement Period could be higher than the Index Valuation Level as of the last Trading Day of such Measurement Period because such Index Valuation Level is calculated based on the Index Closing Levels measured on each Trading Day in such Measurement Period. This difference could be particularly large if there is a significant decrease in the Index Closing Levels during the applicable Measurement Period or if there is significant volatility in the Index Closing Levels during the term of the Securities.

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The Securities may be automatically accelerated and mandatorily redeemed, resulting in a loss of some or all of your investment.

In the event the indicative value for any series of the Securities on any Trading Day equals the Floor Level or less, all issued and outstanding Securities of that series will be automatically accelerated and mandatorily redeemed by UBS and holders of that series of Securities will receive the Acceleration Amount as determined by the Calculation Agent as described herein. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than Floor Level per Security and may be zero if the level of the Index continues to decrease during one or more Trading Days during the applicable Measurement Period. As a result, depending on the level of the Index on such Trading Day, you may lose some or all of your initial investment. The Securities of any series will be automatically accelerated and redeemed even if the indicative value on that Trading Day or any subsequent Trading Day would exceed Floor Level. High volatility and/or unexpected market conditions could result in significant movements in the level of the relevant Index, which, in turn, may trigger the automatic acceleration and mandatory redemption of the Securities.

Upon the Occurrence of a Loss Rebalancing Event, the Securities will be Deleveraged.

A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0 based on the Index Performance Ratio as of the LR Valuation Date. Loss Rebalancing Events can occur multiple times during the term of the Securities. This means that (i) the Current Principal Amount may be reset more frequently than quarterly and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Each Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0 based on the Index Performance Ratio as of the LR Valuation Date. This means that your Securities will entitle you to less of a positive gain in value relative to before the occurrence of the Loss Rebalancing Event. In addition, each time a Loss Rebalancing Event occurs, you will incur a Loss Rebalancing Fee. This fee will reduce the amount of your return (or increase your loss) on the Maturity Date, early redemption, acceleration or exercise by UBS of its call right.

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 12,500 Securities of the same series of Securities at one time in order to receive payment for your Securities on any Redemption Date. You may only receive payment for your Securities on a Redemption Date if we receive a notice of redemption from your broker by no later than 12:00 noon (New York City time) and a confirmation of redemption by no later than 5:00 p.m. (New York City time) on the Trading Day prior to the applicable Redemption Valuation Date. If we do not receive your notice of redemption by 12:00 noon (New York City time), or the confirmation of redemption by 5:00 p.m. (New York City time) on the Trading Day prior to the applicable Redemption Valuation Date, your notice will not be effective and you will not receive payment for your Securities on the applicable Redemption Date. Your notice of redemption will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “General Terms of the Securities — Early Redemption at the Option of the Holders” on page S-38 for more information.

You will not know the Redemption Amount at the time you elect to request that we redeem your Securities.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your Securities. Your notice to us to redeem your Securities is irrevocable and must be received

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by us no later than 12:00 noon, New York City time, on the Trading Day immediately preceding the applicable Redemption Valuation Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same date. Furthermore, if there are valid early redemption requests for 2,000,000 or more Securities of the same series on or prior to 12:00 noon (New York City time) on a selected Trading Day, the early redemption will qualify as a Large Redemption and the Index Valuation Level for purposes of calculating the Redemption Amount will be based on the arithmetic mean of the Index Closing Levels measured on each Trading Day during the applicable Measurement Period which will begin with the Redemption Valuation Date. The Redemption Valuation Date is the first Trading Day following the date on which such notice and confirmation are received by us. If a Redemption Valuation Date for a Large Redemption falls within an Acceleration Measurement Period, the Call Measurement Period or the Final Measurement Period, then the Redemption Amount shall equal the Acceleration Amount, Call Settlement or payment at maturity, as applicable.

You will not know the Redemption Amount until after the Redemption Valuation Date for Regular Redemptions (or the last Trading Day in the relevant Measurement Period for Large Redemptions), and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the third Business Day following the Redemption Valuation Date for Regular Redemptions (or the last Trading Day in the relevant Measurement Period for Large Redemptions). As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us redeem your Securities, and prior to the relevant Redemption Date.

Owning the Securities is not the same as owning interests in the Index Constituents or a security directly linked to the performance of the Index.

The return on your Securities will not reflect the return you would have realized if you had actually owned interests in the Index Constituents or a security directly linked to the leveraged performance of the Index, and held such investment for a similar period. Any return on your Securities is subject to correlation and compounding risk (because the Current Principal Amount resets quarterly) and also includes the negative effect of the Accrued Fees and the Redemption Fee and/or the Loss Rebalancing Fees. Furthermore, if the Index Closing Level increases during the term of the Securities, the market value of the Securities may not increase by twice the same amount or may even decline due to the amount of the Accrued Fees and Loss Rebalancing Fees, if applicable, any lack of liquidity, the actual or perceived credit of UBS and other potential factors and the effect of leveraged quarterly compounding. Neither you nor any other holder or owner of the Securities will have any voting rights, any right to receive distributions or any other rights with respect to the Index Constituent Securities. The payment at maturity, Call Settlement Amount, Acceleration Amount or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index Constituents.

If UBS were to be subject to restructuring proceedings, the market value of the Securities may be adversely affected.

Under certain circumstances, the Swiss Financial Market Supervisory Authority (FINMA) has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder. Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, FINMA is authorized to open restructuring proceedings (Sanierungsverfahren) or

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liquidation (bankruptcy) proceedings (Bankenkonkurs) in respect of, and/or impose protective measures (Schutzmassnahmen) in relation to, UBS. The Swiss Banking Act, as last amended as of January 1, 2013, grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium (Stundung) or a maturity postponement (Fälligkeitsaufschub), which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the notes, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. As of the date of this product supplement, there are no precedents as to what impact the revised regime would have on the rights of holders of the Securities or the ability of UBS to make payments thereunder if one or several of the measures under the revised insolvency regime were imposed in connection with a resolution of UBS.

The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the last Trading Day in the applicable Measurement Period, when the Calculation Agent will determine your payment at maturity (if they are not subject to an early redemption, acceleration or exercise by UBS of its call right). Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the relevant Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the relevant Index (i.e., the frequency and magnitude of changes in the level of the Index);

➢	the market prices of the Index Constituent Securities;

➢	the dividend or distribution rate paid by the Index Constituents;

➢	the time remaining to the maturity of the Securities;

➢	supply and demand for the Securities, including to the extent affected by inventory positions with UBS or any market maker;

➢	the amount of the Accrued Fees and Loss Rebalancing Fees, if applicable;

➢

economic, financial, political, regulatory, geographical, judicial or other events that affect the level of the Index or the market prices of the Index Constituent Securities, or that affect markets generally; and

➢	the actual and perceived creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor in an unpredictable manner, which could negatively affect the market value of the Securities.

The Securities may trade at a substantial premium to or discount from the intraday indicative value.

The market value of the Securities is influenced by many unpredictable factors, some of which may cause the price at which the Securities can be sold in the secondary market to vary substantially from the

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intraday indicative value that is calculated and disseminated throughout trading hours. For example, if UBS were to suspend sales of the Securities for any reason, the liquidity of the market for the Securities could be affected, potentially leading to insufficient supply, causing the market price of the Securities to increase. Such an increase could represent a premium over the intraday indicative value. Conversely, unpredictable factors (including, without limitation, the reopening of any series of Securities, at any time in our sole discretion) could cause the Securities to trade at a discount from the intraday indicative value, which may result in a loss of your investment if you sell your Securities in the secondary market.

The Index Sponsor may, in its sole discretion, discontinue the public disclosure of the intraday indicative value of the relevant Index and the end-of-day official closing value of the relevant Index.

We intend to list each series of the Securities on NYSE Arca. The Index Sponsor specified in the applicable pricing supplement will not be under any obligation to continue to calculate the intraday indicative value of the relevant Index and end-of-day official closing value of that Index or required to calculate similar values for any successor index. If the Index Sponsor discontinues such public disclosure, we may not be able to provide the intraday indicative values related to the relevant Index required to maintain any listing of that series of the Securities on NYSE Arca. If that series of the Securities later becomes delisted, the liquidity of the market for that series of the Securities may be materially and adversely affected and you may sustain significant losses if you sell your Securities of that series in the secondary market. We are not required to maintain any listing of any series of the Securities on NYSE Arca or any other exchange.

The Index Sponsor can add, delete or substitute the securities underlying the relevant Index or make other methodological changes that could change the Index Closing Level. You should realize that the changing of securities included in the relevant Index may affect that Index, as a newly added security may perform significantly better or worse than the security or securities it replaces. Additionally, the Index Sponsor may alter, discontinue or suspend calculation or dissemination of the relevant Index. Any of these actions could adversely affect the value of a series of the Securities. The Index Sponsor will not have any obligation to consider your interests as a holder of the Securities in calculating or revising the Index.

Changes in our credit ratings may affect the market value of the Securities.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the Securities. However, because the return on the Securities is dependent upon certain factors in addition to our ability to pay our obligations on the Securities, an improvement in our credit ratings will not reduce the other investment risks related to the Securities. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the Securities, and in addition, a deterioration in our credit ratings may have a negative effect on the market value of the Securities.

The liquidity of the market for the Securities may vary materially over time, and may be limited if you do not hold at least 12,500 Securities of the same series.

We intend to sell a portion of the Securities of each series on the applicable Initial Trade Date, and the remainder of the Securities of that series may be offered and sold from time to time, through UBS Securities LLC, our affiliate, as agent, to investors and dealers acting as principals. Also, the number of any series of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities of that series. We may suspend, cease or reopen sales of

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any series of the Securities at any time, at our discretion. The price of any additional offering in the case of a reopening will be determined at the time of the pricing of that offering and may vary (possibly in a manner adverse to initial or prior purchasers of series of that Security). Accordingly, the liquidity of the market for any series of the Securities could vary materially over the term of the Securities, and any such redemptions, suspensions, or reopening, as applicable, may adversely impact the price of that series. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this product supplement, including the condition that you must redeem at least 12,500 Securities of the same series at one time in order to receive payment for your Securities on any Redemption Date. Furthermore, on a Call Settlement Date specified in the applicable pricing supplement, through and including the Maturity Date, we may redeem all, but not less than all, issued and outstanding Securities of any series.

Changes that affect the composition and calculation of the relevant Index will affect the market value of the Securities and the payment at maturity, Call Settlement Amount, Acceleration Amount or Redemption Amount.

The amount payable on the Securities of any series and their market value could be affected if the applicable Index Sponsor, in its sole discretion, discontinues or suspends calculation of the relevant Index, or if the Index is otherwise unavailable, in which case it may become difficult to determine the market value of the Securities of that series. If events such as these occur, or if the Index Valuation Level is not available because of a market disruption event or for any other reason, the Calculation Agent will make an estimate of the Index Valuation Level that would have prevailed in the absence of the market disruption event. If the Calculation Agent determines that the publication of the relevant Index is discontinued, or is otherwise unavailable, and that there is no successor index on the date when the Index Valuation Level is required to be determined, the Calculation Agent will determine the Index Valuation Level using the closing levels and published share weightings of each Index Constituent Security included in the relevant Index or Successor Index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described in the description of the relevant Index included in the applicable pricing supplement.

Estimated historical and historical levels of the relevant Index should not be taken as an indication of future performance during the term of the Securities of any series.

The actual performance of the relevant Index over the term of the Securities of any series, as well as the amount payable at maturity, early redemption, acceleration, or upon exercise by UBS of its call right, may bear little relation to the historical performance of that Index, which may be limited as of the date of the applicable pricing supplement, or the past estimated historical performance of that Index. The performance of the relevant Index Constituent Securities will determine the Index Valuation Level on any given Redemption Valuation Date, the last Trading Day of the applicable Measurement Period, or the Index Closing Level at other times during the term of the Securities. As a result, it is impossible to predict whether the level of the relevant Index will rise or fall during the term of the Securities.

There may not be an active trading market in the Securities of any series; sales in the secondary market may result in significant losses.

We intend to list each series of the Securities on NYSE Arca. However, we are not required to maintain any listing of any series of the Securities on NYSE Arca or any other exchange. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities of any series, although they are not required to do so and may stop at any time. As a result, if an active secondary market develops, we expect that investors will purchase and sell the Securities primarily in this secondary market. Even if an

Risk Factors

active secondary market for the Securities of any series develops, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your Securities in the secondary market, you may have to do so at a discount from the issue price or the intraday indicative value of the Securities of that series and you may suffer significant losses of any series of Securities.

Trading and other transactions by UBS or its affiliates in the Index Constituent Securities, futures, options, exchange-traded funds or other derivative products on such securities or the relevant Index may impair the market value of the Securities of that series, could trigger an acceleration upon minimum indicative value and, upon the occurrence of an acceleration upon minimum indicative value, could adversely affect the Acceleration Amount.

As described below under “Use of Proceeds and Hedging” on page S-52, UBS or its affiliates may hedge their obligations under any series of the Securities by purchasing the relevant Index Constituent Securities, futures or options on those securities or the relevant Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of those securities, the relevant Index, or other instruments based on the level of other similar market indices, and they may adjust these hedges by, among other things, purchasing or selling the instruments described above. Although they are not expected to, any of these hedging activities may adversely affect the market price of such Index Constituent Securities and/or the level of the relevant Index and, therefore, the market value of the series of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities of that series declines.

UBS or its affiliates may also engage in trading in the relevant Index Constituent Securities and other investments relating to those securities or the relevant Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of those Index Constituent Securities and the level of the relevant Index and, therefore, the market value of the Securities of the affected series. UBS or its affiliates may also issue or underwrite the relevant Index Constituent Securities or other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Index Constituent Securities or the relevant Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities of any series.

Any of these activities could adversely affect the level of the relevant Index and, therefore, the indicative value of the Securities of any series, which could trigger an acceleration upon minimum indicative value of that series of Securities. In addition, we would expect to continue to engage in these activities during the applicable Measurement Period; accordingly, these activities could have an adverse effect on the payment at maturity, early redemption, acceleration or upon exercise by UBS of its call right for that series of Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities of any series. Any such research, opinions or recommendations could affect the level of the Index Constituent Securities, the relevant Index or the market value of the Securities of that series.

UBS and its affiliates publish research from time to time on stocks or commodities and other matters that may influence the value of any series of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities of that series. Any research, opinions or

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recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Index to which that series of the Securities is linked.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the relevant Index, the Index Constituent Securities and instruments linked to the values thereof that are not for the account of holders of any series of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the relevant Index, could have an adverse impact on the market value of that series of the Securities.

There are potential conflicts of interest between you and the Calculation Agent.

Our affiliate, UBS Securities LLC, will serve as the Calculation Agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity, early redemption, acceleration, or upon exercise by UBS of its call right. For a fuller description of the Calculation Agent’s role, see “General Terms of the Securities — Calculation Agent” on page S-45. The Calculation Agent will exercise its judgment when performing its functions. For example, the Calculation Agent may have to determine whether a market disruption event affecting the Index Constituent Securities or the relevant Index has occurred or is continuing on a day during the applicable Measurement Period or on the Redemption Valuation Date. This determination may, in turn, depend on the Calculation Agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Calculation Agent may affect the market value of any series of the Securities, the Calculation Agent may have a conflict of interest if it needs to make any such decision.

The Calculation Agent can postpone the determination of the Index Valuation Level and thus the applicable Redemption Date, the Call Settlement Date, the Acceleration Settlement Date or the Maturity Date if a market disruption event occurs on the Redemption Valuation Date or during the applicable Measurement Period.

The determination of the Index Valuation Level may be postponed if the Calculation Agent determines that a market disruption event has occurred or is continuing during the applicable Measurement Period or on the Redemption Valuation Date. If such a postponement occurs, then the Calculation Agent will instead use the Index Closing Level on the first Trading Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the last Trading Day of the applicable Measurement Period or the Redemption Valuation Date, for any series of the Securities be postponed by more than eight Trading Days. As a result, the applicable Redemption Date, the Call Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than eight Trading Days. If the last Trading Day of the applicable Measurement Period or the Redemption Valuation Date, is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final Trading Day in the applicable Measurement Period or will be the Redemption Valuation Date, as applicable. If a market disruption event is occurring on the last possible day in the applicable Measurement Period or on the Redemption Valuation Date, then the Calculation Agent will make an estimate of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “General Terms of the Securities — Market Disruption Event” on page S-46.

Risk Factors

The Calculation Agent can postpone the determination of the Index Closing Level and thus the applicable Quarterly Valuation Date if a market disruption event occurs on the Quarterly Valuation Date.

The determination of the Index Closing Level may be postponed if the Calculation Agent determines that a market disruption event has occurred or is continuing on any Quarterly Valuation Date. If such a postponement occurs, then the Calculation Agent will instead use the Index Closing Level on the first Trading Day on which no Market Disruption Event with respect to the relevant Index occurs or is continuing and the Quarterly Reset Date will be the next following Trading Day. In no event, however, will the Quarterly Valuation Date for the Securities of any series be postponed by more than eight Trading Days. As a result, the applicable Quarterly Reset Date for the Securities of that series could also be postponed, although not by more than eight Trading Days. If the Quarterly Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the Quarterly Valuation Date and the Quarterly Reset Date will be the next following Trading Day. If a market disruption event is occurring on the Quarterly Valuation Date, then the Calculation Agent will make an estimate of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “General Terms of the Securities — Market Disruption Event” on page S-46.

UBS may redeem any series of the Securities prior to the Maturity Date.

On any Call Settlement Date specified in the applicable pricing supplement, UBS may redeem all, but not less than all, the outstanding Securities of the series offered by that pricing supplement upon not less than eighteen calendar days’ prior notice.

If UBS elects to redeem your Securities pursuant to the UBS call right, you may not be able to reinvest at comparable terms or returns. If the Securities have increased in value, you may have to invest your proceeds in a lower-return investment.

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the IRS regarding the tax treatment of the Securities, and the IRS or a court may not agree with the tax treatment described in this product supplement. Please read carefully the section entitled “What are the tax consequences of owning the Securities?” in the summary section on page S-12, “Material U.S. Federal Income Tax Consequences” on page S-53, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

The IRS released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the Securities should be required to accrue ordinary income on a current basis, whether additional gain or loss upon the sale, exchange, redemption or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Securities. The outcome of this process is uncertain.

Risk Factors

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. We intend to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” on page S-53 unless and until such time as there is a change in law or the Treasury Department or IRS determines that some other treatment is more appropriate.

Valuation of the Index and the Securities

Intraday Index Values

On each Trading Day, the Index Sponsor will calculate and publish the intraday indicative value of the relevant Index at least every 15 seconds during normal trading hours on Bloomberg L.P. (“Bloomberg”) or any other publicly available information provider specified in the applicable pricing supplement under a ticker symbol to be identified in such pricing supplement. The actual relevant Index Closing Level may vary, and on a cumulative basis over the term of any series of the Securities may vary significantly, from the intraday indicative value of the Index.

The intraday indicative calculation of the level of the relevant Index will be provided for reference purposes only. Published calculations of the level of the relevant Index from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the relevant Index and therefore the value of the affected series of Securities in the secondary market. The intraday indicative value of the relevant Index published at least every 15 seconds will be based on the intraday prices of the Index Constituent Securities.

Intraday Security Values

An intraday “indicative value” for each series of the Securities, meant to approximate the intrinsic economic value of that series of the Securities, will be calculated by the calculation agent specified in the applicable pricing supplement and published to Bloomberg or any other publicly available information provider specified in the applicable pricing supplement (or a successor) via the facilities on the Consolidated Tape Association under a symbol to be identified in such pricing supplement. In connection with your Securities, we use the term “indicative value” to refer to the value at a given time and date equal to (i) Current Principal Amount multiplied by the Index Factor calculated using the intraday indicative value of the relevant Index as of such time as the Index Valuation Level, minus (ii) the Accrued Fees as of such time and date, assuming such time and date is the Redemption Valuation Date.

The intraday indicative value calculation will be used to determine whether any series of the Securities will be accelerated, as discussed under “General Terms of the Securities — Acceleration Upon Minimum Indicative Value”. It is not intended as a price or quotation, or as an offer to solicitation for the purpose, sale, or termination of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the relevant Index provided by the Index Sponsor specified in the applicable pricing supplement will not necessarily reflect the depth and liquidity of the relevant Index Constituent Securities. For this reason and others, the actual trading price of the Securities of any series may be different from their indicative value.

The calculation of the intraday indicative value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The reporting of the intraday indicative value of any series of the Securities by Bloomberg or any other publicly available information provider specified in the applicable pricing supplement may occasionally be subject to delay or postponement. The actual trading price of any series of the Securities may be different from their intraday indicative value. The intraday indicative value of any series of the Securities published at least every 15 seconds during the NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m., New York City time, will be based on the intraday indicative values of the relevant Index, and may not be equal to the payment at maturity, early redemption, acceleration, or upon exercise by UBS of its call right.

Valuation of the Index and the Securities

These intraday indicative value calculations will be prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Split or Reverse Split of the Securities

Should the Current Principal Amount of any series of Securities on any Trading Day be above $400.00, we may, but are not obligated to, initiate a 4-for-1 split of your Securities. Should the Current Principal Amount on any Trading Day be below $40.00, we may, but are not obligated to, initiate a 1-for-4 reverse split of your Securities. If the Current Principal Amount of a series of Securities is greater than $400.00 or below $40.00 on any Trading Day, and we decide to initiate a split or reverse split, as applicable, such date shall be deemed to be the “announcement date”, and we will issue a notice to holders of the relevant Securities and press release announcing the split or reverse split, specifying the effective date of the split or reverse split.

If the Securities undergo a split, we will adjust the terms of the Securities accordingly. If the Securities undergo a 4:1 split, every investor who holds a Security via The Depository Trust Company (“DTC”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made as described below. The record date for the split will be the tenth Business Day after the announcement date. The Current Principal Amount on such record date will be divided by four to reflect the 4:1 split of your Securities. Any adjustment of the Current Principal Amount will be rounded to eight decimal places. A corresponding adjustment will be made to the Floor Level for purposes of determining whether an Acceleration upon Minimum Indicative Value has occurred. For example, if the Securities undergo a 4:1 split, the Floor Level will be divided by 4. The split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date.

In the case of a reverse split, we reserve the right to address odd numbers of Securities (commonly referred to as “partials”) in a manner determined by us in our sole discretion. If the Securities undergo a 1:4 reverse split, every investor who holds four Securities via DTC on the relevant record date will, after the reverse split, hold only one Security and adjustments will be made as described below. The record date for the reverse split will be on the tenth Business Day after the announcement date. The Current Principal Amount on such record date will be multiplied by four to reflect the 1:4 reverse split of your Securities. Any adjustment of the Current Principal Amount will be rounded to eight decimal places. A corresponding adjustment will be made to the Floor Level for purposes of determining whether an Acceleration upon Minimum Indicative Value has occurred. For example, if the securities undergo a 1:4 reverse split, the Floor Level will be multiplied by 4. The reverse split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date.

Holders who own a number of Securities on the record date that is not evenly divisible by four will receive the same treatment as all other holders for the maximum number of Securities they hold which is evenly divisible by four, and we will have the right to compensate holders for their remaining or “partial” Securities in a manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the 17th Business Day following the announcement date in an amount equal to the appropriate percentage of the closing indicative value of the reverse split-adjusted Securities on the 14th Business Day following the announcement date. For example, a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the immediately following Business Day, and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4ths of the Current Principal Amount of the reverse split-adjusted Securities on the 14th Business Day following the announcement date.

General Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through DTC or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

Each series of Securities offered by this product supplement, the accompanying prospectus and the applicable pricing supplement are part of a series of debt securities entitled “Medium-Term Notes, Series A” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Information in the Pricing Supplement

The applicable pricing supplement will describe the specific terms of your series of Securities, which will include some or all of the following:

➢	the relevant Index, the Index Sponsor and intraday indicative value calculation agent;

➢	the aggregate Principal Amount and the denomination and Principal Amount per Security;

➢	the price to public, and any related discounts or commissions paid to underwriters;

➢	the Initial Trade Date;

➢	the Initial Settlement Date;

➢	the Maturity Date;

➢	the Calculation Date;

➢	the first and final Redemption Dates;

➢	the first Call Settlement Date;

➢	the Quarterly Initial Closing Level for the Initial Calendar Quarter;

➢	the Quarterly Reset Dates;

➢	the Quarterly Valuation Dates;

➢	the Annual Tracking Rate;

➢	the Financing Spread;

➢	Loss Rebalancing Fee;

➢	the number of Trading Days in the applicable Measurement Period, if other than five;

➢	the Floor Level;

➢	the listing symbol;

➢

the Index ticker symbol, the intraday indicative value ticker symbol and the sources for the Index Closing Level, the intraday indicative value of the Index and the intraday indicative value for the Securities;

General Terms of the Securities

➢	the definition of “Trading Day”, if different from the definition in this product supplement;

➢	CUSIP and ISIN numbers; and

➢	any other terms of the Securities, which could be different from those described in this product supplement.

We describe the general terms of the Securities in more detail below.

Interest or Coupons

We will not pay you any interest or coupons during the term of the Securities.

Payment at Maturity

The “Maturity Date” for each series of Securities will be the third Trading Day after the last Trading Day in the applicable Measurement Period, which we refer to in this section “— Payment at Maturity” as the “Final Measurement Period”. The scheduled Maturity Date will be identified in the applicable pricing supplement.

For each Security, unless earlier called, redeemed or accelerated, you will receive at maturity a cash payment equal to:

(a)	the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Trading Day in the Final Measurement Period, minus

(b)	the Accrued Fees as of such last Trading Day.

If the amount calculated above is less than zero, the payment at maturity will be zero.

You may lose some or all of your initial investment at maturity. Because the Accrued Fees reduce your final payment, the quarterly compounded leveraged return of the Index will need to offset the negative effect of the Accrued Fees and Loss Rebalancing Fees, if applicable, in order for you to receive an aggregate amount over the term of the Securities of any series equal to at least the initial investment of your Securities. If the quarterly compounded leveraged return of the Index is insufficient to offset the negative effect of the Accrued Fees and the Loss Rebalancing Fees, if applicable, or if the quarterly compounded leveraged return of the Index is negative, you will lose some or all of your investment.

The Accrued Fees will be calculated as of the last Trading Day in the Final Measurement Period as the sum of (i) the Accrued Tracking Fee as of such last Trading Day and (ii) the Accrued Financing Charge as of such last Trading Day.

The “Financing Level” is, as of any date of determination, an amount that equals the Current Principal Amount.

The “Accrued Financing Charge” as of the last Trading Day of the Final Measurement Period is an amount equal to the product of (a) the Financing Level as of the preceding Quarterly Reset Date, (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Quarterly Valuation Date to, and including, such last Trading Day of such Final Measurement Period and the denominator of which is 360, and (c) the Financing Rate.

On the Initial Trade Date, the Accrued Financing Charge for each Security will be $0.

General Terms of the Securities

The “Accrued Tracking Fee” as of the last Trading Day in the Final Measurement Period is an amount equal to (a) the aggregate sum of (i) the Current Indicative Value as of the immediately preceding Trading Day for each date starting from, but excluding, the immediately preceding Quarterly Valuation Date to, and including, such last Trading Day in such Final Measurement Period times (ii) the Annual Tracking Rate, divided by (b) 365.

The “Annual Tracking Rate” is a per annum rate described in the applicable pricing supplement.

The “Current Indicative Value” is, as determined by the Calculation Agent as of any date of determination, an amount per Security of any series equal to the product of (i) the Current Principal Amount and (ii) the Index Factor as of such date, calculated using the Index Closing Level on such date as the Index Valuation Level.

The “Principal Amount” of each Security is $100.00. Each series of the Securities may be issued and sold over time at then-current market prices, which may be significantly higher or lower than the Principal Amount.

For the Initial Calendar Quarter, the Current Principal Amount will equal $100.00 per Security of the applicable series. For each subsequent calendar quarter, the Current Principal Amount for each Security of that series will be reset as follows on the Quarterly Reset Date:

New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Quarterly Valuation Date — Accrued Fees on the applicable Quarterly Valuation Date

If any series of the Securities undergoes a split or reverse split, the Current Principal Amount of that series will be adjusted accordingly.

For each calendar quarter, the “Quarterly Reset Date” is the first Trading Day of the quarter specified in the applicable pricing supplement, subject to adjustment as described under “— Market Disruption Event”; provided, however, that no Quarterly Reset Date will occur on or after the Call Valuation Date or the Acceleration Date.

For each Quarterly Reset Date, the “Quarterly Valuation Date” is the last Trading Day of the previous calendar quarter subject to adjustment as described under “— Market Disruption Event”. The Quarterly Valuation Date will be specified in the applicable pricing supplement.

The Index Factor will be calculated as follows:

1 + (2 × Index Performance Ratio)

The Index Performance Ratio on any Quarterly Valuation Date, any Redemption Valuation Date, or as of the last Trading Day in the applicable Measurement Period, as applicable, will be:

Index Valuation Level — Quarterly Initial Closing Level

Quarterly Initial Closing Level

The “Index Valuation Level” will equal the arithmetic mean of the Index Closing Levels measured on each Trading Day during the applicable Measurement Period, or the Index Closing Level on any Quarterly Valuation Date or any Redemption Valuation Date, as determined by the Calculation Agent, provided that:

(1)	for Regular Redemptions, if the Redemption Valuation Date falls in a Final Measurement Period, Call Measurement Period, or Acceleration Measurement Period, for the purposes of

General Terms of the Securities

calculating the Index Performance Ratio as of the Redemption Valuation Date, the Index Valuation Level on the Redemption Valuation Date during such Measurement Period shall equal (a) (i) for each elapsed Trading Day in the Measurement Period from and including the Call Valuation Date, Acceleration Date or Calculation Date, as applicable, to but excluding the Redemption Valuation Date (the “Applicable Date”), the sum of the Index Closing Levels on such Trading Day(s) plus (ii) the Index Closing Level on the Applicable Date times the number of remaining Trading Days in the Measurement Period from and including the Applicable Date divided by (b) the number of Trading Days in the Measurement Period; and

(2)	For a Large Redemption, if the Redemption Valuation Date occurs during an Acceleration Measurement Period, Call Measurement Period, or Final Measurement Period, the Redemption Amount shall equal the Acceleration Amount, Call Settlement or payment at maturity, as applicable.

Unless specified otherwise in the applicable pricing supplement, the applicable “Measurement Period” means the five Trading Days from and including the Call Valuation Date, Acceleration Date, Redemption Valuation Date (for a Large Redemption) or the Calculation Date, as applicable, subject to adjustment as described under “General Terms of the Securities — Market Disruption Event”.

The “Quarterly Initial Closing Level” for the Initial Calendar Quarter will be specified in the applicable pricing supplement and will be the Index Closing Level on the applicable Initial Trade Date. For each subsequent calendar quarter, the Quarterly Initial Closing Level on the Quarterly Reset Date will equal the Index Closing Level on the Quarterly Valuation Date for the previous calendar quarter.

The “Index Closing Level” is, for any series of the Securities, the closing level of the relevant Index as published by the Index Sponsor.

The “Index Sponsor” will be the entity that calculates the level of the relevant Index and will be specified in the applicable pricing supplement.

The “Calculation Date” will be specified in the applicable pricing supplement.

The “Current Indicative Value”, as determined by the Calculation Agent as of any date of determination, is an amount per Security equal to the product of (i) the Current Principal Amount and (ii) the Index Factor of such date, using the Index Closing Level of such date as the Index Valuation Level.

Unless specified otherwise in the applicable pricing supplement, “Trading Day” means any day on which (i) trading is generally conducted on NYSE Arca and (ii) trading is generally conducted on the markets on which the Index Constituent Securities in the relevant Index are traded, in each case as determined by the Calculation Agent.

Early Redemption at the Option of the Holders

You may elect to require UBS to redeem your Securities, subject to a minimum redemption amount of at least 12,500 Securities of the same series. If you elect to have your Securities redeemed and have done so under the redemption procedures described below under “—Redemption Procedures”, you will receive payment for your Securities on the Redemption Date. The first and final Redemption Dates will be specified in the applicable pricing supplement. For any early redemptions, the applicable “Redemption Valuation Date” means the first Trading Day following the date on which you deliver a redemption notice to UBS in compliance with the redemption procedures. For any Large Redemption (as defined

General Terms of the Securities

below), the Redemption Valuation Date will be the first Trading Day in the applicable Large Redemption Measurement Period. If a Redemption Valuation Date for a Large Redemption occurs during an Acceleration Measurement Period, Call Measurement Period or Final Measurement Period, the Redemption Amount shall equal the Acceleration Amount, Call Settlement or payment at maturity, as applicable.

To satisfy the minimum redemption amount of 12,500 Securities, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 12,500 Securities of the same series; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 12,500 Securities of any series. Any such reduction will be applied on a consistent basis for all holders of the Securities of the affected series at the time the reduction becomes effective.

The Securities will be redeemed and the holders will receive payment for their Securities on the third Business Day following the corresponding Redemption Valuation Date (or the last Trading Day in the applicable Large Redemption Measurement Period for a Large Redemption), or if such third day is not a Business Day, the next following Business Day (the “Redemption Date”). In addition, if a call notice has been issued, if acceleration has been triggered, or the Final Measurement Period has commenced, in each case with respect to any series of the Securities, for Regular Redemptions the last permitted Redemption Valuation Date for that series of Securities will be the second Trading Day in the applicable Call Measurement Period, Acceleration Measurement Period, or the Final Measurement Period, as applicable. For a Large Redemption, If the Redemption Valuation Date occurs during an Acceleration Measurement Period, Call Measurement Period, or Final Measurement Period, the Redemption Amount shall equal the Acceleration Amount, Call Settlement or payment at maturity, as applicable and the Redemption Date will be the third Business Day following the last Trading Day in the applicable Measurement Period. Any applicable Redemption Valuation Date is subject to adjustment as described under “— Market Disruption Event”.

A “Regular Redemption” means an early redemption of Securities of a given series in an amount greater than or equal to the minimum redemption amount of 12,500 Securities but less than the large redemption amount of 2,000,000 Securities.

A “Large Redemption” means an early redemption of Securities of a given series in an amount equal to or greater than 2,000,000 Securities. For purposes of determining whether an early redemption is a Regular Redemption or a Large Redemption, UBS will aggregate all redemption requests received prior to 12:00 noon (New York City time) on a given Trading Day.

Regular Redemptions

If you exercise your right to have us redeem your Securities and such redemption qualifies as a Regular Redemption, subject to your compliance with the procedures described under “— Redemption Procedures”, for each applicable Security you will receive a cash payment on the relevant Redemption Date equal to

(a)	the product of

(i)	the Current Principal Amount and (ii) the Index Factor as of the applicable Redemption Valuation Date, minus

(b)	the Accrued Fees as of such Redemption Valuation Date, minus

(c)	the Redemption Fee.

General Terms of the Securities

Large Redemptions

If you exercise your right to have us redeem your Securities and such redemption qualifies as a Large Redemption, subject to your compliance with the procedures described under “— Redemption Procedures”, for each applicable Security you will receive a cash payment on the relevant Redemption Date equal to

(a)	the product of

(i)	the Current Principal Amount and (ii) the Index Factor as of the last Trading Day in the applicable Measurement Period, which we refer to in this section “— Early Redemption at the Option of the Holders” as the “Large Redemption Measurement Period”, minus

(b)	the Accrued Fees as of such last Trading Day, minus

(c)	the Redemption Fee.

We refer to the cash payments described above as the “Redemption Amount”.

If the amount calculated above is less than zero, the payment upon early redemption will be zero. We will inform you of such Redemption Amount two Business Days preceding the applicable Redemption Date.

You may lose some or all of your initial investment upon early redemption. Because the Accrued Fees and the Redemption Fee reduce your final payment, the quarterly compounded leveraged return of the Index will need to be sufficient to offset the negative effect of the Accrued Fees and the Redemption Fee, if applicable, in order for you to receive an aggregate amount over the term of the Securities equal to your initial investment in the Securities. If the quarterly compounded leveraged return of the Index is insufficient to offset such a negative effect or if the quarterly compounded leveraged return of the Index is negative, you will lose some or all of your investment upon early redemption.

The Accrued Fees will be calculated as of any Redemption Valuation Date (or for a Large Redemption, the last Trading Day in the Large Measurement Period) as the sum of (i) the Accrued Tracking Fee as of such date and (ii) the Accrued Financing Charge as of such date.

The “Accrued Tracking Fee” as of any Redemption Valuation Date is an amount equal to (a) the aggregate sum of (i) the Current Indicative Value as of the immediately preceding Trading Day for each date starting from, but excluding, the immediately preceding Quarterly Valuation Date (or, if the Redemption Valuation Date falls in the Initial Calendar Quarter, the Initial Trade Date) to, and including such Redemption Valuation Date (or for a Large Redemption, the last Trading Day in the Large Measurement Period) times (ii) the Annual Tracking Rate, divided by (b) 365.

The “Accrued Financing Charge” as of any Redemption Valuation Date (or for a Large Redemption, the last Trading Day in the Large Measurement Period) is an amount equal to the product of (a) the Financing Level as of the preceding Quarterly Reset Date, (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Quarterly Valuation Date (or if the Redemption Valuation Date or last Trading Day of the applicable Large Measurement Period occurs prior to the initial Quarterly Valuation Date, the period from, and excluding, the Initial Trade Date) to, and including, such Redemption Valuation Date (or for a Large Redemption, the last Trading Day in the Large Measurement Period), and the denominator of which is 360, and (c) the Financing Rate.

General Terms of the Securities

The “Redemption Fee” means, as of any date of determination for a series of Securities, an amount per Security equal to the product of (a) 0.125%, (b) the Current Principal Amount and (c) the Index Factor as of the applicable Redemption Valuation Date (or for a Large Redemption, the last Trading Day in the Large Measurement Period).

We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Redemption and Repayment”.

The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner. Any series of Securities may trade at, above, or below its indicative value.

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➢

deliver a notice of redemption, a form of which is attached to this product supplement as Annex A, to UBS via email no later than 12:00 noon (New York City time) on the Trading Day immediately preceding the applicable Redemption Valuation Date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a confirmation of redemption, a form of which is attached to this product supplement as Annex B;

➢

deliver the signed confirmation of redemption to us via facsimile in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

➢

instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Redemption Valuation Date (or the applicable last Trading Day in the Large Redemption Measurement Period for Large Redemptions) at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 12:00 noon (New York City time), or your confirmation of redemption after 5:00 p.m. (New York City time), on the Trading Day prior to the applicable Redemption Valuation Date, your notice will not be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

General Terms of the Securities

UBS’s Call Right

We have the right to redeem all, but not less than all, of the Securities of any series upon not less than eighteen calendar days’ prior notice to the holders of the Securities of that series, such redemption to occur on any Trading Day specified in the applicable pricing supplement through and including the Calculation Date specified in the applicable pricing supplement. Upon early redemption in the event we exercise this right, you will receive a cash payment equal to

(a)	the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Trading Day in the applicable Measurement Period, which we refer to in this section “— UBS’s Call Right” as the “Call Measurement Period”, minus

(b)	the Accrued Fees as of such last Trading Day.

We refer to this cash payment as the “Call Settlement Amount”.

If the amount calculated above is less than zero, the payment upon UBS’s exercise of its call right will be zero.

If UBS issues a call notice on any Trading Day, the “Call Valuation Date” will be the fifth Trading Day following the Trading Day on which the call notice is issued.

We will inform you of such Call Settlement Amount on the first Business Day following the last Trading Day in the Call Measurement Period.

The holders will receive payment for their Securities on a date that is at least three, but not greater than six, Trading Days following the last Trading Day in the Call Measurement Period (the “Call Settlement Date”). We will inform you of such Call Settlement Date in the call notice. If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation Date with respect to any of the Index Constituent Securities, such Call Valuation Date may be postponed as described under “— Market Disruption Event”.

You may lose some or all of your initial investment at call. Because the Accrued Fees and Loss Rebalancing Fees, if applicable, reduce your final payment, the quarterly compounded leveraged return of the Index will need to offset the negative effect of the Accrued Fees and Loss Rebalancing Fees, if applicable, in order for you to receive an aggregate amount over the term of the Securities equal to at least initial investment of your Securities. If the quarterly compounded leveraged return of the Index is insufficient to offset the negative effect of the Accrued Fees and Loss Rebalancing Fees, if applicable, or if the quarterly compounded leveraged return of the Index is negative, you will lose some or all of your investment at call.

The Accrued Fees will be calculated as of the last Trading Day in the Call Measurement Period as the sum of (i) the Accrued Tracking Fee as of such last Trading Day and (ii) the Accrued Financing Charge as of such last Trading Day.

The “Accrued Tracking Fee” as of the last Trading Day in the Call Measurement Period is an amount equal to (a) the aggregate sum of (i) the Current Indicative Value as of the immediately preceding Trading Day for each date starting from, but excluding, the immediately preceding Quarterly Valuation Date to, and including such Call Valuation Date times (ii) the Annual Tracking Rate, divided by (b) 365.

The “Accrued Financing Charge” as of the last Trading Day of the Call Measurement Period is an amount equal to the product of (a) the Financing Level as of the preceding Quarterly Reset Date, (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Quarterly Valuation Date to, and including, such last Trading Day of such Call Measurement Period and the denominator of which is 360, and (c) the Financing Rate.

General Terms of the Securities

Acceleration Upon Minimum Indicative Value

If, at any time, the indicative value for any series of the Securities on any Trading Day equals the Floor Level or less (such day, an “Acceleration Date”), all issued and outstanding Securities of that series will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value of that series would later exceed the Floor Level on such Acceleration Date or any subsequent Trading Day during the applicable Measurement Period, which we refer to in this section “— Acceleration Upon Minimum Indicative Value” as the “Acceleration Measurement Period”) for a cash payment equal to

(a)	the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Trading Day of the Acceleration Measurement Period, minus

(b)	the Accrued Fees as of such last Trading Day.

We refer to this cash payment as the “Acceleration Amount”. The “Floor Level” of any series of the Securities will be specified in the applicable pricing supplement. If any series of the Securities undergoes a split or reverse split, the Floor Level of that series will be adjusted accordingly. If the minimum indicative value threshold of any series of Securities has been breached, you will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of your investment in that series of Securities.

You may lose some or all of your initial investment upon an acceleration upon minimum indicative value. Because the Accrued Fees and Loss Rebalancing Fees, if applicable, reduce your final payment, the quarterly compounded leveraged return of the Index will need to offset the negative effect of the Accrued Fees and Loss Rebalancing Fees, if applicable, in order for you to receive an aggregate amount over the term of the Securities equal to at least the initial investment of your Securities. If the quarterly compounded leveraged return of the Index is insufficient to offset the negative effect of the Accrued Fees and the Loss Rebalancing Fees, if applicable, or if the quarterly compounded leveraged return of the Index is negative, you will lose some or all of your investment upon an acceleration upon minimum indicative value.

The Accrued Fees will be calculated as of any date of determination for any series of Securities as the sum of (i) the Accrued Tracking Fee as of the last Trading Day of the Acceleration Measurement Period and (ii) the Accrued Financing Charge as of the last Trading Day of the Acceleration Measurement Period.

The “Accrued Tracking Fee” as of the last Trading Day of the Acceleration Measurement Period will be an amount equal to (a) the aggregate sum of (i) the Current Indicative Value as of the immediately preceding Trading Day for each date starting from, but excluding, the immediately preceding Quarterly Valuation Date (or, if the Acceleration Date falls in the Initial Calendar Quarter, the Initial Trade Date) to, and including, such last Trading Day in such Measurement Period, as applicable, times (ii) the Annual Tracking Rate, divided by (b) 365.

The “Accrued Financing Charge” as of the last Trading Day of the Acceleration Measurement Period is an amount equal to the product of (a) the Financing Level as of the preceding Quarterly Reset Date, (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Quarterly Valuation Date (or if the Acceleration Date occurs prior to the initial Quarterly Valuation Date, the period from, and excluding, the Initial Trade Date) to, and including, such last Trading Day of such Measurement Period as applicable, and the denominator of which is 360, and (c) the Financing Rate.

The “Acceleration Settlement Date” will be the third Trading Day following the last Trading Day of the Acceleration Measurement Period.

General Terms of the Securities

Subject to the prior verification by the Calculation Agent that the indicative value of equal or less than the Floor Level was accurately calculated by the relevant calculation agent specified in the applicable pricing supplement and in each case with respect to a series of Securities, UBS must provide notice to the holders of that series of the Securities that the minimum indicative value threshold has been breached not less than five calendar days prior to the Acceleration Settlement Date. For a detailed description of how the intraday indicative value of the Securities is calculated see “Valuation of the Index and the Securities” on page S-33.

Loss Rebalancing Event Upon Large Decreases in the Indicative Value

A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0 based on the Index Performance Ratio as of the LR Valuation Date. This means that after a Loss Rebalancing Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss Rebalancing Event. In addition, each time a Loss Rebalancing Event occurs, you will incur a Loss Rebalancing Fee, as defined below.

A “Loss Rebalancing Event” means if, at any time, the closing indicative value for any series of the Securities on any Trading Day decreases 40% in value from the closing indicative value of that series of the Securities on the previous Quarterly Valuation Date. A Loss Rebalancing Event may occur irrespective of whether a Market Disruption Event also occurs on that Trading Day.

With respect to a Loss Rebalancing Event, the “LR Valuation Date” is the first Trading Day following a Loss Rebalancing Event, subject to adjustment as described under “— Market Disruption Event”.

With respect to a LR Valuation Date, the “LR Reset Date” is the first Trading Day following a LR Valuation Date, subject to adjustment as described under “— Market Disruption Event”.

On the LR Reset Date, the Current Principal Amount for each Security of that series will be reset as follows:

New Current Principal Amount = 99.995% x LR Current Principal Amount.

LR Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable LR Valuation Date — Accrued Fees on the applicable LR Valuation Date.

If the amount calculated above is less than zero, the payment at maturity will be zero.

On the LR Reset Date, the LR Current Principal Amount will be reset exactly like the “New Current Principal Amount” on a Quarterly Reset Date, except that:

(1)	the LR Reset Date will be the Quarterly Reset Date;

(2)	the Index Factor and Index Performance Ratio will be calculated on the LR Valuation Date;

(3)	the Index Valuation Level for purposes of calculating the Index Performance Ratio will be computed using the Index Closing Level on the LR Valuation Date;

(4)	for the next reset date, the Quarterly Initial Closing Level on the applicable reset date will equal the Index Closing Level on the LR Valuation Date;

(5)	Accrued Fees (the Accrued Tracking Fees and Accrued Financing Charge) will be computed as of the LR Valuation Date as if the LR Valuation Date was a Quarterly Valuation Date; and

(6)	the Financing Level will be reduced the new Current Principal Amount.

General Terms of the Securities

The Financing Rate will remain constant until the next Quarterly Reset Date, provided however that if the reset date financing rate (determined in accordance with the definition of “Financing Rate” two London business days preceding LR Valuation Date and referred to as “L2”) is less than the actual Financing Rate (“L1”), the Current Principal Amount will be further reduced by an amount equal to:

(L1-L2) x (Current Principal Amount -New Current Principal Amount) x (the days remaining in the quarter from and excluding the LR Valuation Date to and including the next Quarterly Valuation Date) divided by 360.

Note that each time a Loss Rebalancing Event occurs, you will incur a 0.05% reduction in the LR Current Principal Amount of your Securities and you also may have a further reduction due to the breakage computation in the preceding proviso. We will refer to these reductions as a “Loss Rebalancing Fee”.

Loss Rebalancing Events can occur multiple times. This means both that (i) the Current Principal Amount may be reset more frequently than quarterly and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Each Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0 based on the Index Performance Ratio as of the LR Valuation Date. This means that your Securities will entitle you to less of a positive gain in value relative to before the occurrence of the Loss Rebalancing Event. In addition, each time a Loss Rebalancing Event occurs, you will incur a Loss Rebalancing Fee. This fee will reduce the amount of your return (or increase your loss) on the Maturity Date, early redemption, acceleration or exercise by UBS of its call right.

Calculation Agent

UBS Securities LLC will act as the Calculation Agent. The Calculation Agent will determine, among other things, the Index Valuation Level, the Index Performance Ratio, the Index Factor, the Current Principal Amount, the Current Indicative Value, the Accrued Fees, the Accrued Financing Charge, the Financing Level, the Financing Rate, the Accrued Tracking Fee, the Redemption Fee, if any, the Loss Rebalancing Fee, if any, the payment at maturity, if any, that we will pay you at maturity, the Redemption Amount, if any, that we will pay you upon redemption, the Call Settlement Amount, if any, that we will pay you on the Call Settlement Date, if applicable, or the Acceleration Amount, if any, that we will pay you on the Acceleration Settlement Date, if applicable, based on the relevant Index levels calculated by the Calculation Agent, as adjusted, and whether any day is a Business Day or Trading Day. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the relevant Index has been discontinued or is otherwise unavailable and whether there has been a material change in the relevant Index. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent for any series of the Securities and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different Calculation Agent for any series of the Securities from time to time after the date of this product supplement without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity, early redemption, acceleration, or upon exercise by UBS of its call right on or prior to 12:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date, the Acceleration Settlement Date or the Call Settlement Date, as applicable.

General Terms of the Securities

All dollar amounts related to determination amounts payable per Security for any series of Securities will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of such Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Event

To the extent a Market Disruption Event with respect to the relevant Index has occurred or is continuing on an Averaging Date (as defined below), the Index Closing Level for such Averaging Date will be determined by the Calculation Agent or one of its affiliates on the first succeeding Trading Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Date”) with respect to the relevant Index irrespective of whether, pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the Index Closing Level being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the Index Closing Level on any Averaging Date, the Calculation Agent or one of its affiliates, as the case may be, will apply the Index Closing Level for such Deferred Averaging Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Date. For example, if the applicable Measurement Period for purposes of calculating the Call Settlement Amount is based on the arithmetic mean of the Index Closing Levels on October 3, October 4, October 5, October 6 and October 7, and there is a Market Disruption Event with respect to the relevant Index on October 3, but no other Market Disruption Event during such Measurement Period, then the Index Closing Level on October 4 will be used twice to calculate the Call Settlement Amount, and the Call Settlement Amount will be determined based on the arithmetic mean of the Index Closing Levels on October 4, October 4, October, 5, October 6 and October 7. The same approach would be applied if there is a Market Disruption Event during any Measurement Period.

If the Redemption Valuation Date, for purposes of calculating a Redemption Amount for a Regular Redemption, is based on the Index Closing Level on October 3 and there is a Market Disruption Event with respect to the Index on October 3, then the Index Closing Level on October 4 will be used to calculate the Redemption Amount. If a Market Disruption Event occurs on any Quarterly Valuation Date, or LR Valuation Date, the Index Closing Level for such date will be determined by the Calculation Agent or one of its affiliates on the first succeeding Trading Day on which a Market Disruption Event does not occur or is not continuing.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Date, Quarterly Valuation Date, the Redemption Valuation Date, or LR Valuation Date, as applicable, occurring more than eight Trading Days following the day originally scheduled to be such final Averaging Date or other applicable date. If the eighth Trading Day following the date originally scheduled to be the final Averaging Date, Quarterly Valuation Date, Redemption Valuation Date, or LR Valuation Date, as applicable, a Market Disruption Event has occurred or is continuing with respect to the relevant Index on such eighth Trading Day, the Calculation Agent or one of its affiliates will determine the Index Closing Level based on its estimate of the Index Closing Level that would have prevailed on such eighth Trading Day but for such Market Disruption Event. If any Quarterly Valuation Date or LR Valuation Date is postponed as described above, the succeeding Quarterly Reset Date or LR Reset Date will occur on the next Trading Day following the postponed Quarterly Valuation Date or LR Valuation Date, as applicable.

An “Averaging Date” means each of the Trading Day(s) during any Measurement Period, subject to adjustment as described herein.

General Terms of the Securities

Notwithstanding the occurrence of one or more of the events below, which may, in the Calculation Agent’s discretion, constitute a Market Disruption Event with respect to the relevant Index, the Calculation Agent in its discretion may waive its right to postpone the Index Closing Level if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the Index Closing Level on such date.

Any of the following will be a Market Disruption Event with respect to the relevant Index, in each case as determined by the Calculation Agent:

(a)	suspension, absence or material limitation of trading in a material number of the Index Constituent Securities for more than two hours or during the one-half hour before the close of trading in the applicable market or markets;

(b)	suspension, absence or material limitation of trading in option or futures contracts relating to the relevant Index or to a material number of Index Constituent equity interests in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market;

(c)	the relevant Index is not published; or

(d)	in any other event, if the Calculation Agent determines that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use of Proceeds and Hedging”.

The following events will not be Market Disruption Events with respect to the relevant Index:

(a)	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

(b)	a decision to permanently discontinue trading in the option or futures contracts relating to the relevant Index or any Index Constituent equity interests.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the relevant Index or any Index Constituent equity interests are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Discontinuance of or Adjustments to the Relevant Index; Alteration of Method of Calculation

If the Index Sponsor or another entity that publishes the Index (such other entity to be named in the applicable pricing supplement) discontinues publication of the relevant Index, or if our right to use the Index is suspended or terminated, and the Index Sponsor or such other entity publishes a successor or substitute index that the Calculation Agent determines to be comparable to the discontinued relevant Index (such index being referred to herein as a “Successor Index”), then the Index Closing Level for such Successor Index will be determined by the Calculation Agent by reference to the Successor Index on the dates and at the times as of which the Index Closing Levels for such Successor Index are to be determined.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

If the Index Sponsor discontinues publication of the relevant Index, or if our right to use the Index is suspended or terminated, prior to, and such discontinuation or unavailability is continuing on, any

General Terms of the Securities

Quarterly Valuation Date, any Averaging Date, any Redemption Valuation Date or any other relevant date on which the Index Closing Level is to be determined and the Calculation Agent determines that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to, and such discontinuation is continuing on any relevant date on which the Index Closing Level is to be determined, then the Calculation Agent will determine the Index Closing Level using the closing level and published share weighting of each Index Constituent Security included in the relevant Index or Successor Index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described in the description of the relevant Index included in the applicable pricing supplement. In such event, the Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

Notwithstanding these alternative arrangements, discontinuation of the publication of the relevant Index or Successor Index, as applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the relevant Index or a Successor Index, or the value thereof, is changed in a material respect, or if the relevant Index or a Successor Index is in any other way modified so that the level of the relevant Index or such Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the relevant Index or such Successor Index had such changes or modifications not been made, then the Calculation Agent will make such calculations and adjustments as, in the judgment of the Calculation Agent, may be necessary in order to arrive at a level of an index comparable to the relevant Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the levels for the relevant Index or such Successor Index with reference to the relevant Index or such Successor Index, as adjusted. The Calculation Agent will accordingly calculate the relevant Index levels, Accrued Fees and the Redemption Fee and/or the Loss Rebalancing Fees, if applicable, based on the Index levels calculated by the Calculation Agent, as adjusted. Accordingly, if the method of calculating the relevant Index or a Successor Index is modified so that the level of the relevant Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the relevant Index), which, in turn, causes the level of the relevant Index or such Successor Index to be a fraction of what it would have been if there had been no such modification, then the Calculation Agent will make such calculations and adjustments in order to arrive at a level for the relevant Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Redemption Price Upon Optional Tax Redemption

We have the right to redeem any series of the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of that series of the Securities will be determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of any series of the Securities is accelerated, we will pay the default amount in respect of the principal of the that series of Securities at maturity. We describe the default amount below under “— Default Amount”.

For the purpose of determining whether the holders of our Medium-Term Notes, Series A, of which each series of Securities offered under this product supplement, the accompanying prospectus and the

General Terms of the Securities

applicable pricing supplement are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of each series of Securities as the outstanding principal amount of the Medium-Term Notes, Series A constituted by that series of Securities. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series A, holders of specified percentages in principal amount of all Medium-Term Notes, Series A, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series A, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series A, accelerating the maturity of the Medium-Term Notes, Series A after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants”.

Default Amount

The default amount for any series of the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities of the accelerated series. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities of the accelerated series, which we describe below, the holders of that series of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or

➢	every quotation of that kind obtained is objected to within five Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

General Terms of the Securities

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity, early redemption, acceleration or upon exercise by UBS of its call right will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Defeasance

Neither full defeasance nor covenant defeasance, as described in the accompanying prospectus under “Description of Debt Securities We May Offer — Defeasance and Covenant Defeasance”, will apply to the Securities.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue any series of the Securities. We intend to issue the Securities initially in an amount having the aggregate offering price specified in the applicable pricing supplement. However, we may issue additional Securities in amounts that exceed the amount specified in the applicable pricing supplement at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other Securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We May Offer — Amounts That We May Issue” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued Securities of any series and will have the same CUSIP number and will trade interchangeably with that series of the Securities immediately upon settlement. Any additional issuances will increase the aggregate Principal Amount of the outstanding Securities of the class, plus the aggregate Principal Amount of any Securities bearing the same CUSIP number that are issued pursuant to any future issuances of Securities bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of that offering.

General Terms of the Securities

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the relevant Index and/or listed and/or over-the-counter options, futures or exchange-traded funds on the Index Constituent Securities or the relevant Index prior to and/or on the Initial Trade Date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions of Index Constituent Securities or other securities of the Index Constituents,

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange traded funds or other instruments based on the level of the relevant Index or the value of the Index Constituent Securities,

➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices, or

➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to any series of the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the last Trading Day in the applicable Measurement Period which may involve sales or purchases of any of the above instruments.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time. See “Risk Factors” on page S-20 for a discussion of these adverse effects.

Material U.S. Federal Income Tax Consequences

The following is a general description of the material United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements and, to the extent inconsistent, replaces the discussion under “U.S. Tax Considerations” in the accompanying prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,

➢	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

➢	a bank,

➢	a life insurance company,

➢	a person subject to alternative minimum tax,

➢	a person that purchases or sells the Securities as part of a wash sale for tax purposes,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Except as otherwise described below under “— Unrelated Business Taxable Income,” the discussion below does not apply to tax-exempt organizations. If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

The tax treatment of your Securities will depend on their terms. Consequently, except to the extent the applicable pricing supplement indicates otherwise, the discussion below (including the tax opinion below) will not necessarily apply to your Securities.

We will not attempt to ascertain whether any Index Constituents would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, exchange

Material U.S. Federal Income Tax Consequences

or maturity of a Security. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC or USRPHC.

Except as otherwise noted under “— Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

No statutory, regulatory, judicial or administrative authority directly discusses how the Securities should be treated for United States federal income tax purposes. As a result, the United States federal income tax consequences of your investment in the Securities are uncertain. Accordingly, we urge you to consult your tax advisor as to the tax consequences of having agreed to the required tax treatment of your Securities described below and as to the application of state, local, or other tax laws to your investment in your Securities.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, the Securities should be treated as a pre-paid derivative contract with respect to the Index and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. Under that treatment, you should generally recognize gain or loss upon the sale, exchange, redemption or maturity of your Securities in an amount equal to the difference between the amount realized and the amount you paid for your Securities. Subject to the constructive ownership rules discussed below, such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year (otherwise short-term capital gain or loss if you have held your Securities for one year or less). In general, your tax basis in your Securities will be equal to the price you paid for them. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Securities will generally begin on the date after the issue date (i.e., the settlement date) for your Securities and, if you hold your Securities until maturity, your holding period will generally include the maturity date.

If one or more entities included in the Index are treated as a ‘pass-thru entity,’ including, for example, a real estate investment trust (“REIT”), a regulated investment company, such as an exchange traded fund (“ETF”), PFIC, or other “pass-thru entity,” it is possible that the constructive ownership rules of Section 1260 of the Code may apply to your Securities. In such case, a portion of any long-term capital gain recognized by a U.S. holder with respect to the Securities that relates to such pass-thru entity might be recharacterized as ordinary income and subject to an interest charge. Accordingly, you should consult your tax advisor regarding the possible application of the constructive ownership rules to an investment in the Securities.

Alternative Treatments. The Internal Revenue Service (“IRS”) released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the Securities should be required to accrue ordinary income on a current basis, whether additional gain or loss upon the sale, exchange, redemption or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such

Material U.S. Federal Income Tax Consequences

instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Securities. The outcome of this process is uncertain. Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

In addition, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, exchange, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities and decreased by the projected amount of any contingent payment previously made on your Securities. Any gain you recognize upon the sale, exchange, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

If the Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described under “U.S. Tax Considerations — Taxation of Debt Securities — Market Discount” and “U.S. Tax Considerations — Taxation of Debt Securities — Debt Securities Purchased at a Premium” in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

In addition, the IRS could potentially assert that you should be required to treat amounts attributable to the Accrued Fees, Redemption Fee, and Loss Rebalancing Fees, if any, as amounts of expense. The deduction of any such deemed expenses would generally be subject to the 2% floor on miscellaneous itemized deductions. Such amounts would correspondingly increase the amount of gain or decrease the amount of loss that you recognize with respect to your Securities.

If the Index Constituent Securities are rebalanced, it is also possible that the Securities could be treated as a series of derivative contracts each of which matures on each rebalancing date. If your Securities were properly characterized in such a manner, you would be treated as disposing of your Securities on each

Material U.S. Federal Income Tax Consequences

rebalancing date in return for new derivative contracts that mature on the next rebalancing date, and you would accordingly likely recognize capital gain or loss on each rebalancing date equal to the difference between your basis in your Securities (which would be adjusted to take into account any prior recognition of gain or loss) and their fair market value on such date. The amount of loss recognized in this case could be deferred on account of the “wash sale” rules of Section 1091 of the Code.

In addition, the IRS could assert that you should be treated as if you owned the Index Constituent Securities and directly incurred the Accrued Fees, Redemption Fee, and Loss Rebalancing Fees, if any, in which case (i) you would recognize gain or loss (subject to the application of the “wash sale” rules of Section 1091 of the Code) with respect to an Index Constituent Security when the amount of any Index Constituent Security referenced by the Index is reduced, (ii) you would be treated as receiving any dividends paid on the Index Constituent Securities during the time you hold your Securities and would be required to take such dividends into account as ordinary income (subject to the possible application of the rules regarding “qualified dividend income”), and (iii) you would be required to treat amounts attributable to the Accrued Fees, Redemption Fee, and Loss Rebalancing Fees, if any, in the manner described in the second preceding paragraph.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the IRS could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS could possibly assert that (i) you should be required to take into account dividends paid on the Index Constituent Securities during the time you hold your Securities as ordinary income (subject to the possible application of the rules regarding “qualified dividend income”), either when such dividends are paid or upon the sale, exchange, redemption or maturity of your Securities, even if you are not treated as if you owned the Index Constituent Securities (as described in the immediately preceding paragraph), (ii) some or all of the gain or loss that you recognize upon the sale, exchange, redemption or maturity of your Securities should be treated as ordinary gain or loss (and possibly subject to an interest charge), (iii) you should be required to recognize taxable gain or loss (subject, in the case of loss, to possible application of the “wash sale” rules of section 1091 of the Code) upon the resetting of the Current Principal Amount (or otherwise recognize taxable gain or loss under a mark to market regime), or (iv) your Securities should be treated as a notional principal contract for tax purposes. You should consult your tax adviser as to the tax consequences of such characterizations and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you will be subject to a 3.8% tax on the lesser of (i) your “net investment income” for the relevant taxable year and (ii) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income will include your net gains upon the sale, exchange, redemption or maturity of your Securities, unless such net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your net investment income in respect of your investment in the Securities.

Information with Respect to Foreign Financial Assets. Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold), may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions as well as any

Material U.S. Federal Income Tax Consequences

of the following (which may include your Securities), but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons; (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties; and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Securities.

Unrelated Business Taxable Income. A United States holder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation, will nevertheless be subject to tax to the extent income or gain from the Securities constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, gain realized upon the sale, exchange, redemption or maturity of the Securities should not constitute UBTI to a United States holder that is a tax-exempt organization unless such holder has incurred “debt-financing” in respect of its acquisition or ownership of the Securities. As noted above, it is possible that the Securities could be treated as other than a forward contract in respect of the Index. Under one such alternative characterization, you could be treated as directly owning the Index Constituent Securities. If your Securities are so treated, a portion of any gain that you recognize with respect to the Securities would likely constitute UBTI.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or the sale, exchange, redemption or maturity of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or the sale, exchange, redemption or maturity of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of the Securities.

Backup Withholding and Information Reporting. Notwithstanding that we do not intend to treat the Securities as debt for tax purposes, we intend to apply the information reporting and backup withholding rules that are described under “U.S. Tax Considerations — Taxation of Debt Securities — Backup Withholding and Information Reporting” in the accompanying prospectus to any payments made on your Securities.

Non-United States Holders. The following section addresses the tax treatment of a non-United States holder of Securities. You are a non-United States holder if you are a beneficial owner of a Security and you are, for United States federal income tax purposes: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Security.

If your Securities are treated as a pre-paid derivative contract with respect to the Index, and subject to the discussion of dividend equivalent payments below, amounts you receive upon the sale, exchange, redemption or maturity of your Securities should not currently be subject to withholding tax.

Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks or indices containing U.S. stocks, may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these proposed

Material U.S. Federal Income Tax Consequences

regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. If adopted in their current form, the proposed regulations may impose a withholding tax on payments or deemed payments made on the Securities on or after January 1, 2016 that are treated as dividend equivalents for Securities acquired on or after March 5, 2014. Under a recent IRS Notice, the IRS announced that the IRS and the Treasury Department intend that final Treasury regulations will provide that “specified ELIs” will exclude equity-linked instruments issued prior to 90 days after the date the final Treasury regulations are published. Accordingly, we generally expect that non-U.S. holders of the Securities issued before the above “grandfather date” should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to “grandfathered” Securities under these proposed rules if the non-U.S. holder enters into certain subsequent transactions in respect of the Index. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Securities.

As noted above, because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the IRS could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. Under one such alternative characterization, you could be treated as if you owned the Index Constituent Securities. If your Securities were to be so treated, you would be treated as receiving any dividends paid on the Index Constituent Securities during the time you hold your Securities and would be subject to tax at a rate of 30% (or lower treaty rate) with respect to such dividends which would be collected via withholding unless such dividends were effectively connected with your trade or business in the United States (or, if certain tax treaties apply, were to be attributable to your permanent establishment in the United States). In such latter case, you would be subject to net income tax with respect to such dividends at the marginal tax rates applicable to United States holders.

You may be subject to otherwise applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

We will not attempt to ascertain whether any Index Constituent Securities would be treated as a USRPHC. If the issuer of an Index Constituent Security or the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. Holder in respect of a Security upon a sale, exchange, redemption or other taxable disposition of the Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of an Index Constituent Security as a United States real property holding corporation or the Securities as United States real property interests. You should refer to information filed with the SEC with respect to each Index Constituent Security.

Prospective non-United States holders are urged to consult their tax advisors with respect to the tax consequences to them of an investment in the Securities, including any possible alternative characterizations and treatments.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding or disposition of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Benefit Plan Investor Considerations

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Supplemental Plan of Distribution

The amount of the Securities of any series to be sold on the applicable Initial Trade Date, and any related underwriting commissions or discounts payable to underwriters, will be specified in the applicable pricing supplement. We are not, however, obliged to, and may not, sell the full aggregate principal amount of any series of the Securities. We may suspend or cease sales of any series of the Securities at any time, at our discretion. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Broker-dealers may make a market in the Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this product supplement and the accompanying prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from other holders after the original offering and sale of the Securities, or they may sell a Security covered by this prospectus in short sale transactions.

We or one of our affiliates may enter into swap agreements or related hedge transactions with unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the United States Securities Act of 1933. Among other activities, broker-dealers and other persons may make short sales of the Securities and may cover such short positions by borrowing Securities from UBS or its affiliates or by purchasing Securities from UBS or its affiliates subject to its obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus delivery and liability provisions of the United States Securities Act of 1933. This prospectus will be deemed to cover any short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

UBS reserves the right to pay a portion of the Accrued Tracking Fee of any series of Securities to UBS Securities LLC and certain broker-dealers in consideration for services relating to that series of the Securities including, but not limited to, promotion and distribution.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in any potential offering within the meaning of FINRA Rule 5121. In addition, UBS may receive the net proceeds from the offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, any offering will be conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

ANNEX A

FORM OF NOTICE OF EARLY REDEMPTION

To: OL-EarlyRedemptions@ubs.com

Subject: ETN Notice of Early Redemption, CUSIP No.: [            ]

[BODY OF EMAIL]

Name of broker: [            ]

Name of beneficial holder: [            ]

Number of Securities to be redeemed: [            ]

Applicable Redemption Valuation Date:[                    ], 20[            ]* ^

Broker Contact Name: [            ]

Broker Telephone #: [            ]

Broker DTC # (and any relevant sub-account): [            ]

The undersigned acknowledges that in addition to any other requirements specified in the product supplement relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to UBS Securities LLC by 12:00 noon (New York City time) on the Trading Day prior to the applicable Redemption Valuation Date; (ii) the broker’s confirmation of redemption, as completed and signed is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Valuation Date or the applicable last Trading Day in the Large Redemption Measurement Period, facing UBS Securities LLC DTC 642 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities” in the product supplement relating to the Securities and the undersigned understands that it will be exposed to market risk on the Redemption Valuation Date for a Regular Redemption and during the Large Redemption Measurement Period for a Large Redemption.

/s/ [Undersigned]

*	Subject to adjustment as described in the product supplement relating to the Securities.
^	UBS Securities LLC will inform you whether the early redemption qualifies as a Regular Redemption or a Large Redemption.

A-1

ANNEX B

FORM OF BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER] Dated:

UBS Securities LLC

UBS Securities LLC, as Calculation Agent

Email: OL-EarlyRedemptions@ubs.com

To Whom It May Concern:

The holder of UBS AG $[        ] Medium-Term Notes, Series A, ETNs due [        ], CUSIP No. [        ], redeemable for a cash amount based on the performance of the [        ] Index (the “Securities”) hereby irrevocably elects to receive, on the Redemption Date of [holder to specify],* with respect to the number of Securities indicated below, as of the date hereof, the Redemption Amount as described in the product supplement relating to the Securities, as supplemented by the pricing supplement relating to the Securities (as so supplemented, the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies that it understands that given the aggregate number of valid early redemption notices UBS received on [        ], the early redemption qualifies as a [for Regular Redemption: Regular Redemption] [for Large Redemption: Large Redemption].

The undersigned certifies to you that it will (i) book a DVP trade on the applicable [for Regular Redemption: Redemption Valuation Date] [for Large Redemption: on the last Trading Day in the applicable Large Redemption Measurement Period] with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this broker’s confirmation of redemption is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable [for Regular Redemption: Redemption Valuation Date] [for Large Redemption: on the last Trading Day in the applicable Large Redemption Measurement Period], facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Very truly yours, [NAME OF DTC PARTICIPANT HOLDER]

Name:
Title:
Telephone:
E-mail:

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

E-mail:

(At least 12,500 Securities must be redeemed at one time to receive the Redemption Amount on any Redemption Date.)

*	Subject to adjustment as described in the product supplement relating to the Securities.

B-1

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

UBS AG FI Enhanced ETN

Preliminary Product Supplement dated June 6, 2014

(To Prospectus dated January 11, 2012)

UBS Investment Bank